Exhibit 10.2

[CANADIAN CREDIT AGREEMENT]

CREDIT AGREEMENT

dated as of July 28, 2004

among

MGV ENERGY INC.,

as Borrower,

THE LENDERS PARTY HERETO,

BNP PARIBAS, and

BANK OF AMERICA, N.A.,

as Co-Global Syndication Agents,

FORTIS CAPITAL CORP., and

THE BANK OF NOVA SCOTIA,

as Co-Global Documentation Agents,

BANK ONE, NA, CANADA BRANCH,

as Canadian Administrative Agent,

and

BANK ONE, NA,

as Global Administrative Agent

J.P. MORGAN SECURITIES INC.,

BNP PARIBAS, and

BANC OF AMERICA SECURITIES LLC,

as Co-Lead Arrangers and Joint Bookrunners

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of July 28, 2004, is among MGV ENERGY INC., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), the LENDERS party hereto, BNP PARIBAS and BANK OF AMERICA, N.A., as Co-Global Syndication Agents, FORTIS CAPITAL CORP. and THE BANK OF NOVA SCOTIA, as Co-Global Documentation Agents, BANK ONE, NA, CANADA BRANCH, as Canadian Administrative Agent, and BANK ONE, NA, as Global Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accepting Lender” means any Lender which has accepted a Bankers’ Acceptance issued by the Borrower under this Agreement.

“Additional Lender Certificate” is defined in Section 2.1(b).

“Administrative Questionnaire” means an Administrative Questionnaire to be delivered by the Lenders to the Canadian Administrative Agent, in a form supplied by the Canadian Administrative Agent.

“Advance Payment” means any payment to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from any Borrowing Base Properties and which payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production.

“Affiliate” of any Person means any Person directly or indirectly controlled by, controlling or under common control with such first Person. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Agents” means each of the Global Administrative Agent, the Co-Global Syndication Agents, the Co-Global Documentation Agents, and the Canadian Administrative Agent.

“Agreed Currency” is defined in Section 2.20(a).

“Agreement” means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Allocated Canadian Borrowing Base” is defined in Section 2.7(d)(ii).

“Allocated U.S. Borrowing Base” is defined in Section 2.7(d)(i).

“Applicable Lending Office” means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Global Administrative Agent, the Canadian Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

“Applicable Margin” means, for any day and with respect to any Eurodollar Loans, any Canadian Prime Loans, any U.S. Prime Loans, any Bankers’ Acceptances or any Commitment Fees payable hereunder, as the case may be, the applicable percentage rate per annum set forth below under the caption “Eurodollar Loans”, “U.S. Prime Loans”, “Canadian Prime Loans”, “Bankers’ Acceptances Stamping Fee” or “Commitment Fees”, as the case may be, based on the Global Borrowing Base Utilization on such date.

Global Borrowing Base Utilization:	Eurodollar Loans (in basis points)	U.S. Prime Loans (in basis points)	Canadian Prime Loans (in basis points)	Bankers’ Acceptances Stamping Fee (in basis points)	Commitment Fees (in basis points)
Less than 25%	112.5	0.0	0.0	112.5	25.0
25% or greater and less than 50%	125.0	0.0	0.0	125.0	30.0
50% or greater and less than 75%	137.5	0.0	0.0	137.5	37.5
75% or greater and less than 90%	150.0	0.0	0.0	150.0	37.5
90% or greater	175.0	0.0	0.0	175.0	50.0

For purposes of the foregoing, any change in the Applicable Margin will occur automatically without prior notice upon any change in the Global Borrowing Base Utilization. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.4 or any increases or decreases in Commitments made in accordance with this Agreement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities Inc., BNP Paribas and Banc of America Securities LLC, in their capacity as Co-Lead Arrangers and Joint Bookrunners.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Global Administrative Agent and the Canadian Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Global Administrative Agent and the Canadian Administrative Agent.

“Assignment of Production” shall have the meaning set forth in the U.S. Credit Agreement.

“Authorized Officer” means, with respect to the Borrower, its Chief Financial Officer, Treasurer or any other officer specified as such to the Canadian Administrative Agent in writing by any of the aforementioned officers of such Person or by resolution from the board of directors or similar governing body of such Person, or, with respect to the Parent, its Chief Executive Officer, its President, its Chief Financial Officer, its Executive Vice President, its Treasurer, its Vice President-General Counsel, its Vice President-Controller or any other officer specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of the Parent or by resolution from the board of directors or similar governing body of the Parent.

“Availability Period” means the period from and including the Global Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Global Commitments and Commitments.

“BA Acceptance Date” means any date, which must be a Business Day, on which a Bankers’ Acceptance is or is to be issued.

“BA Exposure” means, with respect to any Accepting Lender, the Principal Amount of Bankers’ Acceptances and BA Loans to be paid by the Borrower to the Canadian Administrative Agent at the Principal Office for which such Borrower has not reimbursed such Accepting Lender.

“BA Loan” is defined in Section 2.21(g) hereof.

“BA Maturity Date” means the date on which a Bankers’ Acceptance is payable.

“BA Net Proceeds” means, in respect of any Bankers’ Acceptance required to be purchased by a Lender pursuant hereto, an amount determined as of the applicable BA Acceptance Date in accordance with the formula set forth in Exhibit N less the Stamping Fees applicable to each Bankers’ Acceptance.

“Bankers’ Acceptance Liability” means, with respect to any Bankers’ Acceptance, the obligation of the Borrower to pay to the Canadian Administrative Agent at the Principal Office the Principal Amount of any Bankers’ Acceptances for which such Borrower has not reimbursed the Accepting Lender.

“Bankers’ Acceptance Rate” means, on any day:

(a) with respect to Bankers’ Acceptances issued by a Schedule I Lender, the CDOR Rate on such day; and

(b) with respect to Bankers’ Acceptances issued by a Non-Schedule I Lender, the CDOR Rate on such day plus 0.10%.

“Bankers’ Acceptance Request” means a Bankers’ Acceptance Request executed and delivered by the Borrower, in substantially the form of Exhibit M or any other form approved by the Global Administrative Agent and the Canadian Administrative Agent, and containing the information set forth in Exhibit M.

“Bankers’ Acceptances” means bankers’ acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the Depository Bills and Notes Act (Canada), or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case issued by the Borrower and accepted by a Lender (and, if applicable, purchased by a Lender) at the request of such Borrower, such depository bill or bill of exchange to be substantially in the standard form of, or otherwise acceptable to, such Lender.

“Bankruptcy and Insolvency Act (Canada)” means, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditor Arrangement Act (Canada), each as amended from time to time and any similar statute of Canada or any province thereof.

“Borrower” has the meaning given to such term in the preamble.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, BA Loans or Bankers’ Acceptances, as to which a single Interest Period is in effect.

“Borrowing Base Allocation Notice” is defined in Section 2.7(d)(iii).

“Borrowing Base Properties” means those Oil and Gas Properties owned by the Parent or any of its Subsidiaries, or in which the Parent or any of its Subsidiaries has an economic interest, that are evaluated for purposes of the then current Global Borrowing Base.

“Borrowing Request” means a written or telephonic request by an Authorized Officer of the Borrower for a Borrowing in accordance with Section 2.3, which if written shall be in substantially the form of Exhibit E-1 or any other form approved by the Canadian Administrative Agent and the Global Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or a United States federal holiday or any other day on which (i) the Chicago office of the Global Administrative Agent is closed or (ii) the Toronto office of the Canadian Administrative Agent is closed or the Montreal, Quebec, Canada office of any Lender is closed; provided that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) when used in connection with a Canadian Prime Loan, BA Loan or Banker’s Acceptance, the term “Business Day” shall also exclude any day on which commercial banks in Calgary and Toronto are authorized or required by law to remain closed, and (c) when used in connection with a U.S. Prime Loan, the term “Business Day” shall also exclude any day on which commercial banks in Calgary, Toronto and Chicago are authorized or required by law to remain closed.

“Calgary” means Calgary, Alberta, Canada.

“Canada” means the country of Canada, including all of its provinces and territories.

“Canadian Administrative Agent” means Bank One, NA, Canada Branch, in its capacity as Canadian administrative agent for the lenders party to this Agreement, and any successor thereto.

“Canadian Dollars” or “C$” refers to lawful money of Canada.

“Canadian Flex Portion” means that unallocated portion of the Commitments remaining after making the allocations described in Section 2.1(c)(ii) and (iii).

“Canadian Lien Searches” means central and local current searches (for certainty, excluding real property searches) for Liens from each province in which any Borrowing Base Property or any material Collateral owned by the Borrower or any Material Subsidiary of the Borrower is located, and such other jurisdictions as the Global Administrative Agent may reasonably request, covering each Loan Party.

“Canadian Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined in reference to the Canadian Prime Rate.

“Canadian Prime Rate” means the variable rate of interest quoted by the Canadian Administrative Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate, provided that if such rate of interest is less than the then applicable rate quoted by the Canadian Administrative Agent for its one month Bankers’ Acceptances plus 100 basis points per annum (the “Floor Rate”), then the Canadian Prime Rate shall equal the Floor Rate.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casualty Event” shall have the meaning set forth in the U.S. Credit Agreement.

“CDOR Rate” means, for any day, as established by the Canadian Administrative Agent, for Bankers’ Acceptances which have a term to maturity for which quotes are available as hereinafter contemplated, the per annum rate of interest which is the rate determined as being the arithmetic average of the rates per annum (calculated on the basis of a year of 365 days) applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefore) of Reuters Monitor Money Rates Service for Schedule I Lenders at approximately 10:00 a.m. (Toronto time) on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such rate appears on the CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic average of the discount rate quoted by each Schedule I Reference Lender (determined by the Canadian Administrative Agent as of 10:00 a.m., Toronto time, on such day) at which each Schedule I Reference Lender is offering, at such time on such day, or, if such date is not a Business Day, then on the immediately preceding Business Day, for the purchase of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et. seq., as amended from time to time.

“Change in Law” means (a) the adoption of any law, rule or regulation, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any Applicable Lending Office of such Lender or any Issuing Bank or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued.

“Change of Control” means, except as permitted by Section 7.4 or Section 7.5(a) of the U.S. Credit Agreement, the Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Borrower (other than the outstanding MGV Class C Shares).

“Chicago” means Chicago, Illinois.

“Closing Date” means the date of this Agreement.

“Co-Global Documentation Agents” means Fortis Capital Corp. and The Bank of Nova Scotia, in their capacity as co-global documentation agents for the Lenders, and their respective successors.

“Co-Global Syndication Agents” means BNP Paribas and Bank of America, N.A., in their capacity as co-global syndication agents for the Lenders hereunder, and their respective successors.

“Collateral” means any and all “Collateral” and “Mortgaged Property”, as defined in the Security Documents and the U.S. Security Documents.

“Combined Commitments” means the aggregate of (a) the Commitments of the Lenders hereunder and (b) the U.S. Commitments. The initial aggregate principal amount of the Combined Commitments is U.S.$300,000,000.

“Combined Credit Agreements” means this Agreement and the U.S. Credit Agreement.

“Combined Credit Exposure” means, at the time of determination, the sum of (a) the Equivalent Amount in U.S. Dollars of the aggregate Credit Exposure of the Lenders hereunder, and (b) the aggregate “Credit Exposure” (as defined in the U.S. Credit Agreement) of the U.S. Lenders.

“Combined Lenders” means the Lenders hereunder and the U.S. Lenders.

“Combined Loan Documents” means the Loan Documents and the U.S. Loan Documents.

“Combined Loans” means the loans made by the Combined Lenders to the Borrower and the Parent pursuant to the Combined Loan Documents.

“Combined Obligations” means the aggregate of the Obligations and the U.S. Obligations (without duplication of any Hedging Obligations).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, to acquire participations in Letters of Credit hereunder, and to accept Bankers’ Acceptances or make BA Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) adjusted from time to time pursuant to Section 2.1(c), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4, and (c) terminated pursuant to Sections 8.2 or 8.3; provided, however, that the Commitment of any Lender shall at no time be greater than its Global Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Register following any Assignment and Acceptance to which such Lender is a party. The initial aggregate principal amount of the Commitments of the Lenders is U.S.$130,000,000.

“Commitment Fee” is defined in Section 2.11(a).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, contract, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, but not solely by being an officer or director of that Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the outstanding principal amount of such Lender’s Loans, plus (b) its LC Exposure plus (c) its BA Exposure at such time.

“Criminal Code (Canada)” means the Criminal Code (Canada), as amended from time to time.

“Currency” means, with respect to any Loan or Letter of Credit or Bankers’ Acceptance, whether such Loan or Letter of Credit or Bankers’ Acceptance is denominated in Canadian Dollars or U.S. Dollars.

“DBNA” is defined in Section 2.21(j).

“Debenture” means a demand debenture substantially in the form of Exhibit H attached hereto (or in such other form as the Global Administrative Agent may approve), executed and delivered by the Borrower and any Material Subsidiary pursuant to the Loan Documents, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term “Debenture” shall include each supplemental debenture after execution and delivery of such supplemental debenture. The term “Debentures” shall include each and every Debenture executed and delivered by the Borrower and each of the Material Subsidiaries hereunder.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deficiency Notification Date” is defined in Section 2.7(f).

“Designation” means the designation of a Lender as a Flex Lender, a Pro Rata Lender, or a U.S. Only Lender; provided that no Lender may have more than one Designation at any time.

“Discretionary Borrowing Base Reallocation” is defined in Section 2.7(d)(iv).

“Environmental Laws” means any and all applicable Governmental Rules pertaining to health (with respect to exposure to Hazardous Materials) or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including, without limitation, OPA, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Environmental Protection and Enhancement Act (Alberta), as amended, the Canadian Environmental Protection Act 1999, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the term “release” (or “threatened release”) shall have the meaning specified in CERCLA, and the term “disposal” (or “disposed”) shall have the meaning specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state, province or territory in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil”, “release”, or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

“Environmental Liability” shall have the meaning set forth in the U.S. Credit Agreement.

“Equity Interests” means, with respect to any Person, shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in such Person or any warrants, options or other rights to acquire any of the foregoing.

“Equivalent Amount” means, as at any date, the amount of Canadian Dollars into which an amount of U.S. Dollars may be converted, or the amount of U.S. Dollars into which an amount of Canadian Dollars may be converted, in either case at the rate of exchange for U.S. Dollars and Canadian Dollars as published in the Wall Street Journal for such day or, if there is no such rate of exchange so published for such day, at The Bank of Canada mid point noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in U.S. Dollars and is bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Global Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by the Global Administrative Agent to be the rate at which Bank One, NA, or one of its Affiliate banks offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Canadian Administrative Agent’s relevant Eurodollar loan and having a maturity equal to such Interest Period.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the federal, or any provincial, government of Canada (but which, for greater certainty, shall not include any tax assessed pursuant to Part XIII of the Income Tax Act (Canada)), or by the jurisdiction under the laws of which such recipient is or was organized or in which its principal office is or was located or, in the case of any Lender, in which its Applicable Lending Office is or was located, and (b) any branch profits taxes imposed by the federal, or any provincial, government of Canada or any similar tax imposed by any other jurisdiction in which the recipient is or was located.

“Existing Credit Facility” means that certain Fourth Amended and Restated Credit Agreement, dated as of May 13, 2002, by and among the Parent,, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto, as amended by that First Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 25, 2002, as further amended by that Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 27, 2003, and as further amended by that certain letter agreement dated as of May 18, 2004.

“Existing Subordinate Debt” is defined in the U.S. Credit Agreement.

“Falcon Seaboard Settlement Agreement” is defined in the U.S. Credit Agreement.

“Fee Letter” shall have the meaning set forth in the U.S. Credit Agreement.

“Flex Lender” means any Lender identified as a “Flex Lender” on Schedule 2.1, as such Schedule 2.1 is replaced or amended from time to time pursuant to the terms hereof.

“Flex Percentage” means, with respect to each Flex Lender (and its Affiliate, if any, that is a U.S. Lender), a percentage determined by dividing the Global Commitment associated with such Flex Lender (and such Affiliate, if any) by the aggregate Global Commitments associated with all Flex Lenders (and their Affiliates, if any, that are U.S. Lenders).

“Flex Portion” means that unallocated portion of the Combined Commitments remaining after making the allocations described in Section 2.1(c)(ii) and (iii).

“Financial Officer” of any Person means its Chief Financial Officer; provided, that if no Person serves in such capacity, “Financial Officer” shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Fiscal Year” means a twelve (12) month period ending December 31.

“Foreign Lender” means any Lender that is not either (a) a resident in Canada for purposes of the Income Tax Act (Canada) or (b) an authorized foreign bank as defined in subsection 248(1) of the Income Tax Act (Canada), that will receive all amounts paid or credited to such Lender under this Agreement in respect of its “Canadian banking business” for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada). For purposes of this definition, Canada and each province thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than Canada or any province or territory thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Administrative Agent” means Bank One, NA, in its capacity as global administrative agent for the Combined Lenders, and its successors.

“Global Borrowing Base” means the “Global Borrowing Base” as determined from time to time pursuant to Section 2.7.

“Global Borrowing Base Deficiency” means, at the time of determination, the amount by which (a) the Combined Credit Exposure exceeds (b) the then current Global Borrowing Base.

“Global Borrowing Base Designation Notice” is defined in Section 2.7(b).

“Global Borrowing Base Utilization” means, at the time of determination, an amount (expressed as a percentage) equal to the quotient of (a) the Combined Credit Exposure divided by (b) the Global Borrowing Base.

“Global Commitment” means, with respect to each Lender (and its Affiliate, if any, that is a U.S. Lender), the amount set forth on Schedule 2.1 as the “Global Commitment” for such Lender (and such Affiliate, if any) or in the Register following any Assignment and Acceptance to which such Lender (and such Affiliate, if any) is a party, as such Global Commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.1(b), (c) reallocated from time to time pursuant to Section 2.1(c), (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4, and (e) terminated pursuant to Sections 8.2 or 8.3. The initial aggregate principal amount of the Global Commitments of the Lenders (and their respective Affiliates who are U.S. Lenders) is U.S.$300,000,000.

“Global Commitment Increase” is defined in Section 2.1(b).

“Global Effective Date” means the date on which the conditions specified in Section 4.1 of each Combined Credit Agreement are satisfied (or waived in accordance with Section 10.2 of each Combined Credit Agreement).

“Governmental Approval” means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive or other governmental restriction or binding form of decision of or determination by, or binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guarantee” shall not include (x) endorsements of instruments for collection or deposit in the ordinary course of business or (y) indemnities given in connection with asset sales or otherwise provided in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guarantor” means collectively (i) the Parent, (ii) each Material Subsidiary and (iii) each U.S. Material Subsidiary that now or hereafter executes and delivers a U.S. Material Subsidiary Guaranty, including each Material Subsidiary and U.S. Material Subsidiary that is required to execute a Guaranty pursuant to Section 5.9.

“Guaranty” means collectively (i) the Parent Guaranty; (ii) each Material Subsidiary Guaranty and (iii) each U.S. Material Subsidiary Guaranty. The term “Guaranties” shall include each and every Guaranty executed and delivered by the Parent, each Material Subsidiary and each U.S. Material Subsidiary.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” and “toxic substances” under such Environmental Laws.

“Hedge Transaction” means any commodity, interest rate, currency or other derivative, swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. “Hedge Transactions” expressly includes Oil and Gas Hedge Transactions.

“Hedging Agreements” means, collectively, any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedge Transaction.

“Hedging Obligations” means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities of such Person arising in connection with or as a result of early or premature termination of a Hedging Agreement or Hedge Transaction, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement or Hedge Transaction.

“Highest Lawful Rate” is defined in Section 10.13.

“Hydrocarbons” means, collectively, oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“Immaterial Title Deficiencies” has the meaning assigned to such term in Section 3.6.

“Income Tax Act (Canada)” means the Income Tax Act (Canada), as amended from time to time.

“Indebtedness” means, for any Person, (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including Capital Lease Obligations, other than oil and gas leases entered into in the ordinary course of business) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit, banker’s acceptances, surety or other bonds or instruments issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business and which have not been outstanding for more than ninety (90) days past the applicable due date), (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person, (h) all obligations under operating leases (i) which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and (ii) that are used primarily as a financing vehicle for such Property, (i) obligations to deliver goods or services, including, without limitation, Hydrocarbons and the forward sale of Hydrocarbons, in consideration of Advance Payments, (j) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment, to the extent such Production Payment would be reflected as indebtedness on a consolidated balance sheet of such Person, (k) net liabilities of such Person under all Hedging Obligations determined in accordance with GAAP, and (l) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in clauses (a) through (k) preceding.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” is defined in Section 10.3(b).

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date herewith by and among the Global Administrative Agent on behalf of the “Combined Lenders”, the “Combined Issuing Banks”, the “Accepting Lenders”, the “Lender Hedge Counterparties” and the other “Agents” as defined therein, and the Canadian Administrative Agent on behalf of the “Canadian Lenders”, the “Canadian Issuing Banks”, the “Accepting Lenders”, the “Canadian Lender Hedge Counterparties” and the other “Canadian Agents” as defined therein, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Combined Loan Documents.

“Interest Election Request” means a written or telephonic request by an Authorized Officer of the Borrower to convert or continue a Borrowing in accordance with Section 2.6, which if written shall be in substantially the form of Exhibit E-2 or any other form approved by the Global Administrative Agent and the Canadian Administrative Agent.

“Interest Payment Date” means (a) with respect to any Canadian Prime Loan or U.S. Prime Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period, and (c) with respect to any BA Loan, the maturity date of the Bankers’ Acceptances issued concurrently with the advance of such BA Loan.

“Interest Period” means (i) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Global Administrative Agent and the Canadian Administrative Agent, such other day, in the calendar month that is one, two, three or six months or, if available to all Lenders, nine or twelve months thereafter, as the Borrower may elect and (ii) with respect to any BA Loan, each period commencing on the date such BA Loan is made or converted from another Type of Loan or the last day of the next preceding Interest Period for such BA Loan and ending on the date which is an integral multiple of 30 days thereafter and is not less than 30 days or more than 180 days thereafter, as the Borrower may select as provided in Section 2.6; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period may end later than the last day of the Availability Period, and (d) the Interest Period for a BA Loan shall end on the BA Maturity Date of the Bankers’ Acceptances issued concurrently therewith. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall have the meaning set forth in the U.S. Credit Agreement.

“Issuing Bank” means (i) the Canadian Administrative Agent and (ii) any other Lender agreed to among the Borrower and the Global Administrative Agent to issue Letters of Credit. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” is defined in Section 2.20(b).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lender Affiliate” means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Parties” means the Agents, the Lenders, the Issuing Banks and each Affiliate of a then current Lender that is party to a Hedge Agreement with the Borrower (or with any Loan Party that is organized in Canada or any province or territory thereof, and each of their respective successors, transferees and assigns).

“Lenders” means the Persons listed on Schedule 2.1 under the heading “Canadian Lenders” and any other Person that shall have become a party to this Agreement pursuant to an Additional Lender Certificate or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Lien” means (a) any lien, charge or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, bailment or margin account for security purposes, (b) Production Payments and the like which constitute Indebtedness, payable out of Oil and Gas Properties or (c) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting title to Property. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means (a) this Agreement, the Notes, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a then current Lender, any Borrowing Request and any Interest Election Request, any Additional Lender Certificate, any Assignment and Acceptance, and (b) each other agreement, document or instrument delivered by the Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

“Loan Parties” means the Parent, the Borrower, the Guarantors and any Material Subsidiary or any U.S. Material Subsidiary that executes a Combined Loan Document, for so long as such Combined Loan Document is in effect.

“Loans” means the loans (including, without limitation, the Canadian Prime Loans, the Eurodollar Loans, the U.S. Prime Loans and the BA Loans) made by the Lenders to the Borrower pursuant to this Agreement and the acceptance and purchase by the Lenders of Bankers’ Acceptances pursuant hereto.

“Material Adverse Effect” means a material and adverse effect on (a) the financial condition, business operations, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (b) (i) the validity and enforceability of this Agreement, the Notes, the Security Documents or any other material Combined Loan Documents, or (ii) the perfection or priority of any material Lien purported to be created thereby, or (c) the right or ability of the Loan Parties to fully, completely and timely pay and perform their obligations under the Combined Loan Documents.

“Material Agreement” means any material written or oral agreement or contract to which a Person is a party, by which such Person is bound, or to which any material assets of such Person are subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

“Material Subsidiary” means (a) any Subsidiary of the Borrower that is domiciled in Canada and listed on Exhibit L to the U.S. Credit Agreement under the heading “Material Subsidiaries,” and (b) any Subsidiary of the Borrower that (i) is designated by the Borrower in writing to the Global Administrative Agent as a Material Subsidiary, (ii) owns Mortgaged Properties or (iii) is a direct or indirect parent of any Material Subsidiary.

“Material Subsidiary Guaranty” means, collectively, any Guaranty executed by any Person that becomes a Material Subsidiary and executes a Material Subsidiary Guaranty pursuant to Section 5.9 hereof, each in favor of the Global Administrative Agent and in form and substance acceptable to the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term “Material Subsidiary Guaranty” shall include each and every Material Subsidiary Guaranty executed and delivered by a Material Subsidiary.

“Maturity Date” means July 28, 2009.

“MGV Class C Shares” means, collectively, the Class C Common Shares of the Borrower issued and outstanding as of the Closing Date.

“Mineral Interests” means all rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Governmental Rules, which now or hereafter include all or any part of the foregoing.

“Minimum Threshold Amount” is defined in Section 2.7(d)(iii).

“Monthly Date” means the fifteenth day of each calendar month.

“Mortgage” shall have the meaning set forth in the U.S. Credit Agreement.

“Mortgaged Property” means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Mortgage delivered pursuant to the U.S. Credit Agreement or a Debenture.

“Net Cash Proceeds” shall have the meaning set forth in the U.S. Credit Agreement.

“Non-Recourse Debt” shall have the meaning set forth in the U.S. Credit Agreement.

“Non-Schedule I Lenders” means a Lender which is a Canadian chartered bank that is listed on Schedule II or Schedule III to the Bank Act (Canada), as amended from time to time.

“Note” means any promissory note delivered pursuant to Section 2.9(a).

“Obligations” means (without duplication), at any time, the sum of (a) the Credit Exposure of the Lenders under the Loan Documents plus (b) all accrued and unpaid interest and fees owing to the Lenders under the Loan Documents plus (c) all Hedging Obligations in connection with all Hedging Agreements between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender plus (d) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary to any Lender or any Agent, whether or not contingent, arising (whether now or hereafter) under or in connection with any of the Loan Documents.

“Oil and Gas Hedge Transaction” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

“Oil and Gas Properties” shall have the meaning set forth in the U.S. Credit Agreement.

“OPA” shall have the meaning set forth in the U.S. Credit Agreement.

“Organic Documents” means, relative to any Person, its articles of organization, association, formation or incorporation (or comparable document), its by-laws, memorandum of association or operating agreement and all partnership agreements, limited liability company or operating agreements and similar arrangements applicable to ownership of its Equity Interests.

“Other Currency” is defined in Section 2.20(a).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent” means Quicksilver Resources Inc., a Delaware corporation.

“Parent Guaranty” means a Guaranty dated as of the Global Effective Date, executed and delivered by the Parent pursuant to Section 4.1(a) hereof in favor of the Global Administrative Agent and substantially in the form of Exhibit G attached hereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

“Parent’s Global Effectiveness Notice” means a notice and certificate of the Parent properly executed by an Authorized Officer of the Parent addressed to the Combined Lenders and delivered to the Global Administrative Agent whereby the Parent certifies its satisfaction (except to the extent previously waived in accordance with the Combined Loan Documents) of all the conditions precedent to the effectiveness under Section 4.1 of each Combined Credit Agreement to be satisfied solely by the Parent or any Loan Party or any “Loan Party” as defined in the U.S. Credit Agreement.

“Participant” is defined in Section 10.4(e).

“Pension Plan” means any retirement or pension benefit plan that is established by a Person for the benefit of its employees, that requires such Person to make periodic payments or contributions.

“Permitted Encumbrances” means, with respect to any asset:

(a) Liens securing the Combined Obligations;

(b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, zoning restrictions, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Loan Party and Immaterial Title Deficiencies;

(c) inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies arising in the ordinary course of business which are not delinquent (except to the extent permitted by Section 5.7 of the U.S. Credit Agreement);

(d) mechanic’s, materialmen’s, warehouseman’s, journeyman’s, vendor’s, landlord’s and carrier’s Liens and other similar Liens arising by operation of law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 5.7 of the U.S. Credit Agreement);

(e) Liens for Taxes, assessments, fees and other charges of any Governmental Authority not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 5.7 of the U.S. Credit Agreement);

(f) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest in existence as of the Closing Date or as a result of or in accordance with the Loan Party’s acquisition of the property burdened thereby;

(g) Liens in favor of the Subordinate Noteholders and/or Subordinate Note Collateral Agent to secure the Existing Subordinate Debt or any Guarantees by any Subsidiaries thereof which are junior, subordinate and inferior to the Liens of the Mortgages and the Debentures;

(h) Liens securing Non-Recourse Debt permitted by Section 7.1;

(i) Liens created by and arising out of the Falcon Seaboard Settlement Agreement;

(j) pledges or deposits in connection with workers’ compensation, unemployment compensation and/or other social security legislation, and deposits in the ordinary course of business securing liabilities to insurance carriers under insurance or self-insurance arrangements;

(k) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

(m) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.1(i) of either Combined Credit Agreement;

(n) any Lien existing on any Property or asset prior to the acquisition thereof by the Parent or any Subsidiary of Parent or existing on any Property or asset of any Person that becomes a Subsidiary of Parent after the date hereof prior to the time such Person becomes a Subsidiary of Parent; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Parent, as applicable, (ii) such Lien shall not apply to any other Property or assets of the Parent or any Subsidiary of Parent and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Parent, as applicable, and extensions, renewals and replacements of such obligations that are not in excess of the outstanding principal amount of such obligations as of such acquisition date or date such Person becomes a Subsidiary of Parent (provided, that such obligations and such extensions, renewals, and replacements thereof so secured by such Lien, together with the Indebtedness secured by Liens described in clause (q) below, shall at no time exceed U.S.$10,000,000 in the aggregate);

(o) any interest or title of a lessor under any lease entered into by the Parent or any Subsidiary of Parent in the ordinary course of business and in accordance with the Combined Loan Documents and covering only the assets so leased;

(p) Liens in existence on the date hereof listed on Schedule 7.3 to the U.S. Credit Agreement securing Indebtedness permitted by Section 7.1(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of the Indebtedness secured thereby is not increased;

(q) Liens on fixed or capital assets acquired, constructed or improved by Parent or any of its Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by Section 7.1(m) hereof and of the U.S. Credit Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not apply to any other property or assets of Parent or any of such Subsidiaries, and (iv) the Indebtedness secured by such Liens, together with the obligations and extensions, renewals and replacements of such obligations described in clause (n) above, shall at no time exceed U.S.$10,000,000 in the aggregate; or

(r) Liens not otherwise included in this definition so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Parent and all Subsidiaries of Parent) U.S.$5,000,000 at any one time.

“Permitted Investments” shall have the meaning set forth in the U.S. Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Agreement” means (i) a Pledge Agreement and Irrevocable Proxy, dated as of the Global Effective Date delivered by the Parent, substantially in the form of Exhibit F and (ii) a Pledge Agreement and Irrevocable Proxy, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in a form acceptable to the Global Administrative Agent), each as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term “Pledge Agreements” shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

“Pledging Subsidiary” means each existing and future Subsidiary of Borrower that executes and delivers a Pledge Agreement in accordance with the Loan Documents pursuant to which such Subsidiary pledges to the Global Administrative Agent, for the ratable benefit of the Lenders, all of the issued and outstanding Equity Interests of a Material Subsidiary owned by such Subsidiary to secure the Obligations.

“Principal Amount” means, for a Bankers’ Acceptance, the face amount thereof, for a BA Loan, the principal amount thereof determined in accordance with Section 2.21(g) hereof, and for any other Loans, the outstanding principal amount thereof.

“Principal Office” means the principal office of the Canadian Administrative Agent, which on the date of this Agreement is located at BCE Place, 161 Bay Street, Suite 4240, Toronto, Ontario, Canada, M5J 2S1.

“Pro Rata Lender” means any Lender identified as a “Pro Rata Lender” on Schedule 2.1, as such Schedule 2.1 is replaced or amended from time to time pursuant to the terms hereof.

“Production Payments” means a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Property Description” is defined in Section 3.6.

“Proved Mineral Interests” means, collectively, all Mineral Interests which constitute “proved reserves”, “proved developed producing reserves,” “proved developed nonproducing reserves”, and “proved undeveloped reserves,” as such terms are defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

“Proved Producing Mineral Interests” means all Mineral Interests which constitute “proved developed producing reserves” as such term is defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

“Recognized Value” means, with respect to Mineral Interests, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests as determined by the Global Administrative Agent for purposes of determining the portion of the Global Borrowing Base which it attributes to such Mineral Interests in accordance with Section 2.7 hereof.

“Redetermination Date” shall have the meaning set forth in the U.S. Credit Agreement.

“Register” has the meaning set forth in Section 10.4(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means the Combined Lenders holding Combined Commitments (or Combined Credit Exposure, as applicable) in the aggregate greater than or equal to 66 2/3% of the aggregate Combined Commitments under the Combined Loan Documents, or, if the Combined Commitments have been terminated, the aggregate Combined Credit Exposure under the Combined Loan Documents.

“Required Reserve Value” means Proved Mineral Interests in respect of the Borrowing Base Properties that in the aggregate have a Recognized Value of not less than eighty percent (80%) of the Recognized Value of all Proved Mineral Interests in respect of the Borrowing Base Properties held by Parent and its Subsidiaries.

“Reserve Report” shall have the meaning set forth in the U.S. Credit Agreement.

“Scheduled Redetermination” means any redetermination of the Global Borrowing Base pursuant to Section 2.7(b).

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada), as amended from time to time.

“Schedule I Reference Lenders” means The Bank of Nova Scotia, and any other Person that becomes a Lender hereunder and which is a Canadian chartered bank that is listed on Schedule I to the Bank Act (Canada), as amended from time to time.

“Security Agreement” shall have the meaning set forth in the U.S. Credit Agreement.

“Security Documents” means the Pledge Agreements, the Guaranties, the Debentures, the Mortgages and Assignments of Production delivered pursuant to the U.S. Credit Agreement, the Security Agreements delivered pursuant to the U.S. Credit Agreement and each other security agreement or other instrument or document executed and delivered pursuant to the Combined Loan Documents to secure any of the Combined Obligations.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person’s assets is, on the date of determination, greater than the total amount of such Person’s liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities mature, (c) such Person does not intend to, and such Person does not believe it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business or transaction, and such Person is not about to engage in a business or transaction for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. For purposes of this definition (i) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the “fair saleable value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

“Stamping Fee” means, in respect of any Bankers’ Acceptance or BA Loan, the applicable fee described in the definition of “Applicable Margin “ payable by the Borrower pursuant to Section 2.21(g).

“Subordinate Note Collateral Agent” shall have the meaning set forth in the U.S. Credit Agreement.

“Subordinate Note Documents” means the Subordinated Note Purchase Agreement, the Subordinate Notes, and all promissory notes, security agreements, deeds of trust, assignments, guarantees and other documents, instruments and agreements executed and delivered pursuant to the Subordinated Note Purchase Agreement evidencing, securing, guaranteeing or otherwise pertaining to the Existing Subordinate Debt and the other obligations arising under the

Subordinated Note Purchase Agreement, as the foregoing may be amended, restated, renewed, extended, supplemented, increased, replaced or otherwise modified from time to time to the extent permitted hereunder and under the Subordinated Note Purchase Agreement.

“Subordinate Noteholders” means each holder of Subordinate Notes, and their successors and assigns.

“Subordinate Notes” means, collectively, each of the Parent’s Senior Subordinated Second Lien Mortgage Notes due December 31, 2006, as amended, restated, renewed, extended supplemented, increased, replaced or otherwise modified from time to time to the event permitted hereunder and under the Subordinated Note Purchase Agreement.

“Subordinated Debt” means (a) the Existing Subordinate Debt and (b) any other Indebtedness incurred or assumed after the date of this Agreement by the Parent or any of its Subsidiaries that (i) is subordinated in right of security and payment to the payment in full in cash and cash equivalents of all Combined Obligations of the Parent or the relevant Subsidiary, as the case may be, on terms and conditions satisfactory to Global Administrative Agent and the Required Lenders, (ii) has a maturity date at least six (6) months after the Maturity Date, (iii) contains covenants not materially more onerous to Parent and its Subsidiaries than those contained in the Combined Loan Documents and (iv) contains other terms and conditions (including amount, interest, amortization, covenants and events of default) as are satisfactory to the Global Administrative Agent and the Required Lenders.

“Subordinated Note Purchase Agreement” means that certain U.S.$70,000,000 Note Purchase Agreement dated as of June 27, 2003 by and among the Parent, Subordinate Note Collateral Agent and Subordinate Noteholders, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 30, 2004, by and among the Parent, Subordinate Note Collateral Agent, and other parties thereto, as further by amended by that certain Second Amendment to Note Purchase Agreement, dated as of even date herewith, by and among the Parent, Subordinate Note Collateral Agent, and other parties thereto, as the same may be modified, amended, renewed, supplemented, extended, restated, increased or replaced from time to time to the extent permitted hereunder and under the Subordinated Note Purchase Agreement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date any corporation, limited liability company, partnership (limited or general), association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Toronto” means Toronto, Ontario, Canada.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Canadian Prime Rate or the Bankers’ Acceptance Rate or the U.S. Prime Rate.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unutilized Commitment” means, at the time of determination, the amount by which (a) the lower of (i) the aggregate amount of the Commitments of all Lenders at such time and (ii) the amount of the Allocated Canadian Borrowing Base as then in effect at such time, exceeds (b) the amount of the aggregate Credit Exposure of the Lenders at such time.

“Upfront Fee” is defined in Section 2.11(c).

“U.S. Commitment” means, with respect to each U.S. Lender, the “Commitment” of such U.S. Lender (as defined in the U.S. Credit Agreement). The initial aggregate principal amount of the U.S. Commitments of the U.S. Lenders is U.S.$170,000,000.

“U.S. Credit Agreement” means that certain Credit Agreement of even date herewith among the Parent, the U.S. Lenders, the other agents party thereto, and the Global Administrative Agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“U.S. Dollars” or “U.S.$” or “Dollar” refers to lawful money of the United States of America.

“U.S. Flex Portion” means that unallocated portion of the U.S. Commitments remaining after making the allocations described in Section 2.1(c)(ii) and (iii).

“U.S. Lenders” means the financial institutions from time to time party to the U.S. Credit Agreement and their respective successors and permitted assigns.

“U.S. Loan Documents” means the U.S. Credit Agreement and the U.S. Security Documents, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

“U.S. Material Subsidiary” shall have the meaning of the term “Material Subsidiary” as defined in the U.S. Credit Agreement.

“U.S. Material Subsidiary Guaranty” means a Guaranty made pursuant to Sections 4.1(a) or 5.16 of the U.S. Credit Agreement by a U.S. Material Subsidiary in favor of the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Combined Loan Documents. The term “U.S. Material Subsidiary Guaranties” shall include each and every U.S. Material Subsidiary Guaranty executed and delivered hereunder.

“U.S. Obligations” means, at any time, the sum of (a) the aggregate “Credit Exposure” (as defined in the U.S. Credit Agreement) of the U.S. Lenders under the U.S. Loan Documents plus (b) all accrued and unpaid interest and fees owing to the U.S. Lenders under the U.S. Loan Documents plus (c) all Hedging Obligations in connection with all Hedging Agreements between the Parent or any of its Subsidiaries (other than the Canadian Borrower or any Subsidiary of the Canadian Borrower) and any U.S. Lender or any Affiliate of a U.S. Lender plus (d) all other obligations (monetary or otherwise) of the Parent to any U.S. Lender or the “Agents” (as defined in the U.S. Credit Agreement) under the U.S. Credit Agreement, whether or not contingent, arising under or in connection with any of the U.S. Loan Documents.

“U.S. Only Lender” means any Lender identified as a “U.S. Only Lender” on Schedule 2.1, as such Schedule 2.1 is replaced or amended from time to time pursuant to the terms hereof.

“U.S. Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined in reference to the U.S. Prime Rate.

“U.S. Prime Rate” means the variable rate of interest quoted by the Canadian Administrative Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in U.S. Dollars to its customers in Canada and which it designates as its prime rate.

“U.S. Required Reserve Value” shall have the meaning set forth in the U.S. Credit Agreement.

“U.S. Security Documents” means the “Security Documents” as defined under the U.S. Credit Agreement.

SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing” or “BA Loan” or “BA Borrowing” or “U.S. Prime Loan” or “U.S. Prime Borrowing” or “Canadian Prime Loan” or “Canadian Prime Borrowing”).

SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, increased, renewed, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, increases, renewals, extensions, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.4 U.S. Credit Agreement Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings given to them in the U.S. Credit Agreement.

ARTICLE II

The Credits

SECTION 2.1 Global Commitments and Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans (including BA Loans made in accordance with Section 2.21) to the Borrower and each Accepting Lender agrees to accept Bankers’ Acceptances presented to it by the Borrower pursuant to Section 2.21, in each case from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the Credit Exposure of any Lender exceeding the lower of (A) the Commitment of such Lender then in effect, or (B) such Lender’s Applicable Percentage of the Allocated Canadian Borrowing Base then in effect, or (ii) the aggregate amount of the Credit Exposure of all Lenders then in effect exceeding the lower of (A) the aggregate Commitments of all the Lenders, or (B) the Allocated Canadian Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may repay (but not prepay) Bankers’ Acceptances and may borrow, prepay and reborrow Loans.

(b) At any time and from time to time prior to the Maturity Date, the Borrower may increase the aggregate amount of the Global Commitments of the Combined Lenders (each such increase, a “Global Commitment Increase”) in an aggregate amount for all such increases of up to U.S.$300,000,000 so long as (i) the Global Administrative Agent, the Canadian Administrative Agent, and the Required Lenders consent to such requested Global Commitment Increase, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) the aggregate Global Commitments calculated after taking into effect the requested Global Commitment Increase does not exceed U.S.$600,000,000; and (iii) each Combined Lender shall have been offered a pro rata share of such requested Global Commitment Increase, but no Combined Lender shall have its Global Commitment increased without such Combined Lender’s consent. Each Combined Lender shall have the option, but no Combined Lender shall have any obligation, to increase its Global Commitment hereunder in connection with any Global Commitment Increase. If the Borrower desires to effect a Global Commitment Increase, the Borrower and the financial institution(s) that the Borrower proposes to become a Lender hereunder, and, if applicable, the existing Lender(s) that the Borrower proposes to increase its existing Global Commitment shall (subject at all times to the consent of each such financial institution or each such existing Lender, as applicable) execute and deliver to the Global Administrative Agent and the Canadian Administrative Agent a certificate substantially in the form of Exhibit J hereto (an “Additional Lender Certificate”). Upon receipt of such Additional Lender Certificate (1) any such additional Lender shall be deemed to be a party in all respects to this Agreement and the other Loan Documents as of the effective date set forth in such Additional Lender Certificate and (2) upon the effective date set forth in such Additional Lender Certificate, any such Lender party to the Additional Lender Certificate shall purchase a pro rata portion of the outstanding Loans (and participation interests in the Letters of Credit) of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall hold their Applicable Percentage of the outstanding Loans (and participation interests).

(c) The Global Commitments shall from time to time be reallocated, and the Commitments shall from time to time be adjusted, by the Global Administrative Agent in accordance with this Section 2.1(c). Upon each delivery by the Borrower of a Borrowing Base Allocation Notice in accordance with Section 2.7(d)(iii) or (iv) of the U.S. Credit Agreement, or upon an increase of the Global Commitments pursuant to Section 2.1(b), or upon a reduction of the Global Commitments by the Borrower pursuant to Section 2.8, the Global Administrative Agent will reallocate the Global Commitments of the Combined Lenders between this Agreement and the U.S. Credit Agreement in order to establish new Commitments under this Agreement and U.S. Commitments under the U.S. Credit Agreement for the Combined Lenders pursuant to the following guidelines: (i) the Global Commitments of all Combined Lenders will be reallocated in such a manner that (1) the ratio of the aggregate Commitments of all Lenders to the Combined Commitments equals the ratio of the then proposed Allocated Canadian Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) to the then proposed Global Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement), (ii) the Global Commitments of U.S. Only Lenders shall be allocated such that the U.S. Commitment of each U.S. Only Lender shall be equal to its Global Commitment; (iii) the Global Commitments of the Pro Rata Lenders (and their respective Affiliates, if any, that are U.S. Lenders) shall be reallocated such that (A) if a Pro Rata Lender is both a Lender and a U.S. Lender, (1) the ratio of such Pro Rata Lender’s Commitment to its Global Commitment is equal to the ratio of the then proposed Allocated Canadian Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) to the then proposed Global Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) and (2) the ratio of such Pro Rata Lender’s U.S. Commitment to its Global Commitment is equal to the ratio of the then proposed Allocated U.S. Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) to the then proposed Global Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) and (B) if a Pro Rata Lender is a Lender and has an Affiliate that is a U.S. Lender, (1) the ratio of such Pro Rata Lender’s Commitment to the Global Commitment associated with such Pro Rata Lender and such Affiliate is equal to the ratio of the then proposed Allocated Canadian Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) to the then proposed Global Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) and (2) the ratio of such Affiliate’s U.S. Commitment to the Global Commitment associated with such Pro Rata Lender and such Affiliate is equal to the ratio of the then proposed Allocated U.S. Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement) to the then proposed Global Borrowing Base (as so designated or determined in accordance with Section 2.7 of the U.S. Credit Agreement); (iv) after making the reallocations in clauses (ii) and (iii) above, the Global Administrative Agent shall determine the Flex Portion of the Combined Commitments, the U.S. Flex Portion of the Combined Commitments and the Canadian Flex Portion of the Combined Commitments and shall allocate the Flex Portion of the Combined Commitments, the U.S. Flex Portion of the Combined Commitments and the Canadian Flex Portion of the Combined Commitments among the Flex Lenders such that (A) if a Flex Lender is both a Lender and a U.S. Lender, such Flex Lender shall be allocated (1) its Flex Percentage of the U.S. Flex Portion of the Combined Commitments and (2) its Flex Percentage of the Canadian Flex Portion of the Combined Commitments, and (B) if a Flex Lender is a Lender and has an Affiliate that is a U.S. Lender, (1) such Flex Lender shall be allocated its Flex Percentage of the Canadian Flex Portion of the Combined Commitments and (2) its Affiliate shall be allocated such Affiliate’s Flex Percentage of the U.S. Flex Portion of the Combined Commitments. The Global Administrative Agent shall (x) in the case of a reallocation of the Global Commitments as a result of the delivery of a Borrowing Base Designation Notice, notify the Parent, the Borrower and the Combined Lenders of the reallocated Global Commitments and adjusted Combined Commitments at the same time that it notifies them, pursuant to Section 2.7(d)(iii) or (iv) of the U.S. Credit Agreement, of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base and (y) in the case of a reallocation of the Global Commitments as a result of an increase or reduction of the Global Commitments, notify the Borrower and the Combined Lenders of the reallocated Global Commitments and adjusted Combined Commitments by the date on which such increase or reduction is to become effective in accordance with the terms of Section 2.1(b) or 2.8. Any U.S. Only Lender may become a Pro Rata Lender or a Flex Lender, and any Pro Rata Lender may become a Flex Lender, in each case by giving the Global Administrative Agent a written notice of its agreement to be designated as such, which notice shall be effective as of the date of the next reallocation of the Global Commitments made pursuant to this clause (c). No Combined Lender may have more than one Designation and no Flex Lender may be designated as a Pro Rata Lender or a U.S. Only Lender and no Pro Rata Lender may be designated as a U.S. Only Lender.

(d) The parties hereto acknowledge that any increase in the Global Commitments pursuant to Section 2.1(b) of the U.S. Credit Agreement or any reduction in the Global Commitments pursuant to Section 2.8 of the U.S. Credit Agreement also constitutes an increase or reduction, as the case may be, of the Global Commitments pursuant to Sections 2.1(b) and 2.8 hereof (which increase or reduction hereunder shall take place simultaneously with the increase or reduction, as the case may be, under the U.S. Credit Agreement).

SECTION 2.2 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Sections 2.13 and 2.14, each Borrowing shall be comprised entirely of Canadian Prime Loans, Eurodollar Loans or U.S. Prime Loans as the Borrower may request in accordance herewith or shall be comprised of Bankers’ Acceptances and BA Loans made in accordance with Section 2.21. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Each Eurodollar Borrowing, Bankers’ Acceptance or BA Loan shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000

(including any continuation or conversion of existing Loans made in connection therewith). At the time that each Canadian Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$500,000 and not less than C$500,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that a Canadian Prime Borrowing may be in an aggregate amount that is equal to the Equivalent Amount in Canadian Dollars of the entire Unutilized Commitment, if less. At the time that each U.S. Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$500,000 and not less than U.S.$500,000, as applicable (including any continuation or conversion of existing Loans made in connection therewith); provided that a U.S. Prime Borrowing may be in an aggregate amount that is equal to the entire Unutilized Commitment, if less. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings, BA Loan Borrowings or Bankers’ Acceptance Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3 Requests for Borrowings. To request a Borrowing, an Authorized Officer of the Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Canadian Prime Borrowing, or U.S. Prime Borrowing, by 11:00 a.m., Toronto time, on the Business Day of the proposed Borrowing or by 1:00 p.m., Toronto time, at least one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent and the Canadian Administrative Agent of a written Borrowing Request executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-1 or otherwise in a form approved by the Global Administrative Agent and the Canadian Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of the requested Borrowing (which amount will be in the appropriate Currency as required pursuant to the last sentence of this Section 2.3);

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Canadian Prime Borrowing, a U.S. Prime Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) either (A) the wire transfer instructions for the account (together with the account number of such account) of the Borrower maintained with a Lender to which funds are to be disbursed or (B) if to be disbursed to an account other than an account maintained with a Lender, the wire transfer instructions for such account (together with the account number of such account), each in compliance with Section 2.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Canadian Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan (which shall be made in the appropriate Currency based on the Currency of the Borrowings being requested) to be made as part of the requested Borrowing. Notwithstanding anything herein to the contrary, Canadian Prime Loans and BA Loans may only be denominated in Canadian Dollars and U.S. Prime Loans and Eurodollar Loans may only be denominated in U.S. Dollars.

SECTION 2.4 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, an Authorized Officer of the Borrower may request the issuance of Letters of Credit for its own account or the account of any Material Subsidiary (other than a Foreign Subsidiary), in a form reasonably acceptable to the Global Administrative Agent, the Canadian Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions; Issuance of Letters of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an Authorized Officer of the Borrower shall, prior to 1:00 p.m., Toronto time, at least three (3) Business Days prior to the proposed date of issuance or modification, hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank, the Canadian Administrative Agent and the Global Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name of the account party (which shall be the Borrower or a Material Subsidiary that is not a Foreign Subsidiary), the name and address of the beneficiary thereof and such other information (including, if applicable, the Currency of such Letter of Credit which shall be Canadian Dollars or U.S. Dollars) as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, an Authorized Officer of the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure (when aggregated with the “LC Exposure” (as defined in the U.S. Credit Agreement) under the U.S. Credit Agreement) shall not exceed U.S.$30,000,000 and (ii) the total Credit Exposure shall not exceed the lowest of (x) the aggregate Commitments of the Lenders then in effect, or (y) the Allocated Canadian Borrowing Base then in effect. On the Business Day on which a Letter of Credit is requested to be issued, unless the Global Administrative Agent, the Canadian Administrative Agent or the relevant Issuing Bank determines that any applicable condition precedent required pursuant to this Agreement has not been satisfied, the relevant Issuing Bank shall issue such Letter of Credit for the account of the Borrower or the account of the applicable Material Subsidiary, as the case may be, by the end of such Business Day.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Letter of Credit or, in the case of any renewal or extension thereof of any Letter of Credit with an initial one-year tenor, one year after such renewal or extension, provided such date is not beyond the Maturity Date unless, with respect to such Letter of Credit that has an expiration date extending beyond the Maturity Date, the Borrower shall, no later than five (5) days prior to the Maturity Date, deposit in an account with the Global Administrative Agent (and in accordance with the procedure and subject to the same terms as described in clause (i) below), in the name of the Global Administrative Agent and for the benefit of the Lenders as security for the LC Exposure with respect to such Letter of Credit, cash collateral in an amount equal to the LC Exposure with respect to such Letter of Credit so remaining as of the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Canadian Administrative Agent, for the account of such Issuing Bank in the Currency in which such Letter of Credit is denominated, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments or Global Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement in the currency in which such Letter of Credit is denominated by paying to the Canadian Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Toronto time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Toronto time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Toronto time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Borrowing (it being understood that if such payment is to be financed with a Canadian Prime Borrowing or a U.S. Prime Borrowing, then the Borrower may request and obtain such Loan on the same Business Day as the proposed Borrowing, notwithstanding the advance notice requirements of Section 2.3(b), so long as such request is made by 1:00 p.m., Toronto time) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Borrower fails to make such payment when due (or request a Canadian Prime Borrowing or U.S. Prime Borrowing therefor as provided herein), the Canadian Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Canadian Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender in the appropriate Currency (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Canadian Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Canadian Administrative Agent of any payment from the Borrower pursuant to this paragraph (or promptly following the Canadian Administrative Agent’s receipt from the Lenders of proceeds from a requested Borrowing), the Global Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Canadian Prime Loans or U.S. Prime Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Agents, the Lenders or any Issuing Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that none of the foregoing shall be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct or actual damages (AS OPPOSED TO SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, CLAIMS IN RESPECT OF WHICH ARE HEREBY WAIVED BY THE BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care (REGARDLESS OF WHETHER THE ISSUING BANK HAS BEEN NEGLIGENT) in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Canadian Administrative Agent and the Borrower by telephone (confirmed by telecopy attaching a copy of each such document) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Canadian Prime Loans or U.S. Prime Loans, as applicable; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days after such reimbursement is due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice from the Global Administrative Agent, the Canadian Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Lenders, an amount in cash (in the applicable Currency) equal to the aggregate LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1 (g) or (h). The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10, and any such cash collateral so deposited and held by the Canadian Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with Section 2.10. Each such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest, if any, earned on the investment of such deposits, which investments shall be made at the option and reasonable discretion of the Canadian Administrative Agent (provided that it has received sufficient protection and indemnities as it reasonably requests in connection with its investing such cash collateral) and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the aggregate LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of all Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) and, if any, all interest and profits thereon shall be returned to the Borrower within three (3) Business Days after all Events of Default then in existence have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10 and no Event of Default shall have occurred and be continuing.

SECTION 2.5 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (or 3:00 p.m., in the case of a Canadian Prime Borrowing or U.S. Prime Borrowing requested pursuant to Section 2.4(e)), Toronto time, to the account of the Canadian Administrative Agent most recently designated by it for such purpose by notice to the Lenders, which Loan shall be in the appropriate Currency (based on the relevant Borrowing Request). The Canadian Administrative Agent will make such Loans available to the Borrower by promptly wiring the amounts so received, in like funds, to an account of the Borrower in Canada in accordance with the wiring instructions set forth in the relevant Borrowing Request; provided that Canadian Prime Loans and/or U.S. Prime Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Canadian Administrative Agent to the applicable Issuing Bank.

(b) Unless the Canadian Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Canadian Administrative Agent such Lender’s share of such Borrowing, the Canadian Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Canadian Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Canadian Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Canadian Administrative Agent, at (i) in the case of such Lender, the greater of (A) the costs incurred by the Canadian Administrative Agent for making such Lender’s share of such Borrowing or (B) a rate determined by the Canadian Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans made in such Borrowing (provided that any such demand made to the Borrower shall be made within three (3) Business Days following disbursement by the Canadian Administrative Agent, or the Canadian Administrative Agent shall be deemed to have waived the right to make such demand for immediate reimbursement from the Borrower and such funded amount shall be, as with respect to the Borrower, deemed to be a Loan hereunder). If such Lender pays such amount to the Canadian Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Borrowings, conversion or continuations of Loans, and prepayments of Loans of different Currencies at the same time hereunder shall be deemed to be separate Borrowings, continuations, conversions and prepayments, respectively, one for each Currency.

SECTION 2.6 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or a Canadian Prime Borrowing if no Type is specified) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one month if no Interest Period is specified). Thereafter, the Borrower may elect from time to time to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, an Authorized Officer of the Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent and the Canadian Administrative Agent of a written Interest Election Request executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-2 or otherwise in a form approved by the Global Administrative Agent and the Canadian Administrative Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Canadian Prime Borrowing or a U.S. Prime Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Canadian Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request (or delivers an Interest Election Request that is inconsistent with a telephonic election) with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a U.S. Prime Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Global Administrative Agent or the Canadian Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless the Obligations have been accelerated pursuant to Section 8.3, each Eurodollar Borrowing shall be converted to a U.S. Prime Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.7 Global Borrowing Base.

(a) Effectiveness. Notwithstanding anything to the contrary in this Agreement, for so long as any of the Combined Commitments are in effect and/or any Combined Obligation is outstanding, the Global Borrowing Base shall be determined in accordance with, and as provided in, Section 2.7 of the U.S. Credit Agreement.

(b) Annual Scheduled Determinations of the Global Borrowing Base. Promptly after January 1st of each calendar year (commencing January 1, 2005), and in any event prior to March 15th of each calendar year, the Parent shall furnish to the Global Administrative Agent and the Combined Lenders a Reserve Report in form and substance reasonably satisfactory to the Global Administrative Agent, which Reserve Report shall evaluate as of December 31st of the immediately preceding calendar year the Proved Mineral Interests attributable to the Oil and Gas Properties which the Parent wishes to include in the Global Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs and quantities of production, and other information and engineering and geological data as the Global Administrative Agent or any Combined Lender may reasonably request. Within 30 days after receipt of such report and information, the Global Administrative Agent shall make an initial determination of the Global Borrowing Base and shall promptly notify the Combined Lenders and the Parent in writing of the Global Administrative Agent’s initial determination of the Global Borrowing Base. The Global Administrative Agent shall make such determination in accordance with its customary practices and standards for oil and gas loans and in the exercise of its sole discretion. Within fifteen (15) days following their receipt of the proposed amount for the redetermined Global Borrowing Base, (x) each Combined Lender (and with the agreement of the Parent, such agreement to be given in its sole discretion) if the proposed amount is an increase or (y) the Required Lenders if the proposed amount is a decrease or maintenance, shall approve or reject the Global Administrative Agent’s initial determination of the Global Borrowing Base by written notice to the Global Administrative Agent; provided, however that failure by any Combined Lender to reject in writing the Global Administrative Agent’s determination of the Global Borrowing Base within said fifteen (15) day period shall be deemed an acceptance of such determination by such Combined Lender. If all of the Combined Lenders (and with the agreement of the Parent, such agreement to be given in its sole discretion) or the Required Lenders, as applicable, fail to approve any such determination of the Global Borrowing Base made by the Global Administrative Agent hereunder, then the Global Administrative Agent shall poll the Combined Lenders or Required Lenders, as appropriate, and the Global Borrowing Base shall be set at the highest amount on which each Combined Lender (and with the agreement of the Parent, such agreement to be given in its sole discretion) if such number would result in an increase in the Global Borrowing Base, or otherwise, the Required Lenders can agree, it being understood that a Combined Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Combined Lender to be the appropriate value of the Global Borrowing Base. Notwithstanding anything herein to the contrary, until the repayment in full of the Existing Subordinate Debt and the termination of the Subordinate Note Documents, the Global Borrowing Base shall not be increased to an amount greater than U.S.$300,000,000 unless the Parent has submitted evidence satisfactory to the Global Administrative Agent that such increase in the Global Borrowing Base is permitted at such time under the Subordinate Note Documents and that clause (a) of the definition of “Senior Indebtedness” in, and the other provisions of, the Subordinated Note Purchase Agreement and other Subordinate Note Documents are amended to the satisfaction of the Global Administrative Agent in order to reflect the subordination of the Existing Subordinate Debt to the Obligations hereunder, after giving effect to the increased Global Borrowing Base on the same terms of subordination contained in the Existing Subordinate Debt with respect to the Obligations immediately prior to such amendment(s) to the Existing Subordinate Debt, with such changes as acceptable to the Global

Administrative Agent. Upon approval or deemed approval by each Combined Lender and the Parent or the Required Lenders, as applicable, of the Global Borrowing Base, the Global Administrative Agent upon notice thereof shall, by written notice to the Parent, and the Combined Lenders, designate the new Global Borrowing Base available to the Parent and the Borrower (each such notice in this Section 2.7(b), a “Global Borrowing Base Designation Notice”). If the Combined Commitments are in effect and/or any Combined Obligations are outstanding, then upon receipt of such Global Borrowing Base Designation Notice, the Parent shall designate the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to the Global Administrative Agent in accordance with Section 2.7(d). The Parent shall be deemed to have agreed to the Global Borrowing Base as set forth in such Global Borrowing Base Designation Notice unless it informs the Global Administrative Agent in writing of its objection thereto prior to the date it designates the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base pursuant to Section 2.7(d) following its receipt of such Global Borrowing Base Designation Notice.

(c) Maximum Credit. The Global Borrowing Base shall represent the maximum amount of credit in the form of loans, letters of credit and bankers’ acceptances (subject to the aggregate Combined Commitments and subject to the other provisions hereof or of the U.S. Credit Agreement) that the Combined Lenders will extend to the Borrower or the Parent pursuant to the Combined Loan Documents at any one time prior to the Maturity Date.

(d) Allocation of the Global Borrowing Base. For so long as any of the Combined Commitments are in effect and/or any Combined Obligations are outstanding, the Global Borrowing Base shall be comprised of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base, and allocations between the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall be made in accordance with this Section 2.7(d).

(i) The “Allocated U.S. Borrowing Base” means, as of any date, the amount in U.S. Dollars designated or determined as such from time to time (A) by the Parent pursuant to a Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) of this Agreement or (B) in accordance with the other provisions of this Agreement. As of the date of this Agreement, the initial Allocated U.S. Borrowing Base shall be U.S.$170,000,000.

(ii) The “Allocated Canadian Borrowing Base” means, as of any date, the Equivalent Amount in U.S. Dollars designated as such from time to time (A) by the Parent pursuant to a Borrowing Base Allocation Notice delivered in accordance with Section 2.7(d)(iii) of this Agreement or (B) in accordance with the other provisions of this Agreement; provided, however, that at no time prior to the first scheduled redetermination of the Global Borrowing Base following the Global Effective Date shall the Allocated Canadian Borrowing Base exceed U.S.$150,000,000. On the date of this Agreement, the initial Allocated Canadian Borrowing Base shall be U.S.$130,000,000.

(iii) Within ten (10) Business Days of receipt of a Global Borrowing Base Designation Notice, the Parent shall specify the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base by providing a written notice to the Global Administrative Agent of such allocation (each such notice herein a “Borrowing Base Allocation Notice”); provided that (A) the sum of the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base shall at all times be equal to the Global Borrowing Base then in effect and (B) at no time shall the Allocated U.S. Borrowing Base be set at an amount less than U.S.$108,000,000 and at no time shall the Allocated Canadian Borrowing Base be set at an amount less than U.S.$50,000,000 (provided, however, that in the event that the Global Administrative Agent, acting in good faith, determines that sufficient Combined Lenders have agreed to become Pro Rata Lenders or Flex Lenders, then such foregoing minimum amount in respect of the Allocated U.S. Borrowing Base shall be decreased to an amount determined in good faith by the Global Administrative Agent, such amount never to be less than $50,000,000 (such minimum amount in respect of the Allocated U.S. Borrowing Base then in effect, the “Minimum Threshold Amount”). In the event that the Parent fails to provide the Global Administrative Agent with a Borrowing Base Allocation Notice required to be delivered upon receipt of a Global Borrowing Base Designation Notice within the period required by this Section 2.7(d)(iii), the Global Borrowing Base will be allocated in the same proportion as existed prior to such redetermination. Promptly upon the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with the procedures set forth above, the Global Administrative Agent shall provide a written notice to the Combined Lenders and the Parent, which written notice shall set forth the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to be in effect. Any designation of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base effected pursuant to this Section 2.7(d)(iii) in connection with a determination or redetermination of the Global Borrowing Base shall be effective as of the date of the Global Borrowing Base Designation Notice.

(iv) So long as no Default or Event of Default shall have occurred and be continuing, from time to time but in no event more than once every ninety (90) days, upon at least ten (10) Business Days prior written notice to the Global Administrative Agent, the Parent may reallocate the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base (a “Discretionary Borrowing Base Reallocation”). Promptly upon the allocation of the Global Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with the procedures set forth in this clause (iv), the Global Administrative Agent shall provide a written notice to the Combined Lenders and the Parent, which written notice shall set forth the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to be in effect. Any designation of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base effected pursuant to this Section 2.7(d)(iv) in connection with a Discretionary Borrowing Base Reallocation, shall (A) be effective ten (10) Business Days following the date the Global Administrative Agent receives the Borrowing Base Allocation Notice or the date indicated for such effectiveness in the Borrowing Base Allocation Notice, whichever is later and (B) be subject to the Minimum Threshold Amount described in clause (iii) above.

(e) Discretionary Redetermination of the Global Borrowing Base. Each of (i) the Parent or (ii) (A) the Global Administrative Agent or (B) the Required Lenders, shall have the right to request in writing a redetermination of the Global Borrowing Base, in its or their sole discretion at any time and from time to time, provided, that clause (i) and clause (ii) may each be the basis of an unscheduled redetermination not more often than one (1) time during any calendar year, regardless, in the case of clause (ii), of which Person makes such request. If any Person shall request a discretionary redetermination of the Global Borrowing Base pursuant to the provisions of this Section 2.7(e), the Parent shall, upon receipt of a request therefor from the Global Administrative Agent, deliver to the Global Administrative Agent, by the date reasonably requested by the Global Administrative Agent, a Reserve Report dated as of the date requested in such notice and such updated engineering, production, operating and other data as the Global Administrative Agent or any other Combined Lender may reasonably request. Each Combined Lender (and with the agreement of the Parent, such agreement to be given in its sole discretion) if such number would result in an increase in the Global Borrowing Base or otherwise, the Required Lenders shall approve and designate the new Global Borrowing Base in accordance with the procedures and standards described in Section 2.7(b) (including, without limitation, delivery by the Parent of satisfactory evidence that any increase in the Global Borrowing Base is permitted under the Subordinate Note Documents) and the Parent shall provide a Borrowing Base Allocation Notice to the Global Administrative Agent in accordance with Section 2.7(d)(iii); provided that in the event that the Parent fails to provide such Borrowing Base Allocation Notice, the Global Borrowing Base shall be allocated between the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base in accordance with Section 2.7(d)(iii).

(f) General Provisions With Respect to the Global Borrowing Base. The determination of the Global Borrowing Base shall be made by the Global Administrative Agent and the Combined Lenders or Required Lenders, as applicable, taking into consideration the estimated value of the Oil and Gas Properties owned by the Parent and its Subsidiaries as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Global Administrative Agent or any other Combined Lender, all in accordance with the other provisions of this Section 2.7 in accordance with their customary practices for oil and gas loans as in effect from time to time. It is understood by the parties hereto that the Combined Lenders shall have no commitment or obligation whatsoever to increase the Global Borrowing Base to any amount in excess of U.S.$300,000,000, and nothing herein contained shall be construed to be a commitment by the Combined Lenders to so increase the Global Borrowing Base. The Global Borrowing Base may be redetermined pursuant to Section 2.7(b) (annual) and Section 2.7(e) (unscheduled) and, subject to the rights of the Parent and the applicable Subsidiaries contained in Section 2.7(g), may be adjusted from time to time to give effect to the occurrence of Casualty Events under Section 2.7(g). In connection with any redetermination or adjustment pursuant to any of the foregoing, if the Global Administrative Agent determines that a Global Borrowing Base Deficiency exists, the Global Administrative Agent shall give written notice thereof to the Parent and the Borrower and the date such notice is received shall be the “Deficiency Notification Date”.

(g) Casualty Event. In the event that a Casualty Event has occurred with respect to any Borrowing Base Property, to the extent that the Net Cash Proceeds received by the Parent or any of its Subsidiaries with respect to such Casualty Event (together with all other Net Cash Proceeds received during such calendar year) exceeds 5% of the Global Borrowing Base and have not been applied or budgeted to be applied by the Parent or any such Subsidiary to repair, restore or replace the Property affected by such Casualty Event within 180 days after the occurrence thereof, which actions the Parent or such Subsidiary shall hereby be permitted to take, the Global Administrative Agent, at the request of the Required Lenders, shall have the right to reduce the Global Borrowing Base, in its reasonable discretion based on its review of such Casualty Event, by the value of the Property so affected by such Casualty Event as set forth in the most recent Reserve Report; provided that, if an Event of Default has occurred and is continuing, (i) such repair, restoration or replacement may occur only with the written consent of the Global Administrative Agent, (ii) the Global Administrative Agent may, at the request of the Required Lenders, reduce the Global Borrowing Base in the manner set forth above without regard to the 180 day period referenced above and (iii) such Net Cash Proceeds shall be applied in accordance with Section 2.10 to the extent required thereby. The Global Administrative Agent shall provide notice to the Parent and the Combined Lenders of the reduction in the Global Borrowing Base, which reduction shall be effective as of the date of such notice.

SECTION 2.8 Termination and Reduction of Global Commitments and Commitments.

(a) Unless previously terminated, the Global Commitments and the Commitments shall terminate on the Maturity Date.

(b) An Authorized Officer of the Parent may at any time terminate, or from time to time reduce, without premium or penalty, the Global Commitments; provided that (i) each reduction of the Global Commitments shall be in an amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000 and (ii) the Parent shall not terminate or reduce the Global Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and after giving effect to a reallocation of the Global Commitments and adjustment of the Commitments pursuant to Section 2.1(c), the aggregate Credit Exposure of the Lenders would exceed the aggregate Commitments of the Lenders.

(c) An Authorized Officer of the Parent shall notify the Global Administrative Agent of any election to terminate or reduce the Global Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Global Administrative Agent shall advise the Combined Lenders of the contents thereof and reallocate the Global Commitments and adjust the Commitments in accordance with Section 2.1(c). Each notice delivered by an Authorized Officer of the Parent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Global Commitments delivered by an Authorized Officer of the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Except as provided in the immediately preceding sentence, any termination or reduction of the Global Commitments shall be permanent. Each reduction of the Global Commitments shall reduce the Global Commitments of the Combined Lenders on a pro rata basis and result in adjustments to the Commitments of the Lenders in accordance with Section 2.1(c).

(d) The Parent and the Borrower will not terminate, or permit to expire, all of the Global Commitments and Commitments under this Agreement prior to (i) the expiration or termination of the U.S. Commitments and (ii) the payment and performance in full of all U.S. Obligations.

SECTION 2.9 Repayment of Loans; Evidence of Indebtedness.

(a) The Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Canadian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Canadian Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in substantially the form of Exhibit A). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except as expressly provided in this Agreement, subject to the requirements of Section 2.10(d). The Borrower shall not be permitted to prepay any Bankers’ Acceptance or BA Loans at any time.

(b) Subject to clause (c) below, the Borrower shall be required to prepay the Loans hereunder and “Loans” under the U.S. Credit Agreement in accordance with the following:

(1)	Upon the occurrence of a Global Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, the Borrower will prepay, or cause to be prepaid, Loans in an aggregate principal amount equal to such deficiency, together, in each case, with unpaid interest accrued thereon to the date of such prepayment and, if after prepaying all of such Loans (other than Bankers’ Acceptances), a Global Borrowing Base Deficiency remains as a result of a BA Exposure, pay to the Canadian Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.21, and, if after prepaying all of the Combined Loans (other than Bankers’ Acceptances) and providing cash collateral for all Bankers’ Acceptances pursuant to this Section, a Global Borrowing Base Deficiency remains as a result of an LC Exposure, pay to the Canadian Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i); provided however, that if the Global Borrowing Base Deficiency is the result of a Scheduled Redetermination or a redetermination of the Global Borrowing Base pursuant to Section 2.7(e)(ii) or as a result of any other event directly brought about by the actions of any of the Global Administrative Agent, the Canadian Administrative Agent, the Combined Lenders or the Required Lenders (other than an acceleration of the Obligations, reduction, reallocation, adjustment or termination of the Global Commitments or the “Global Commitments” (as defined in the U.S. Credit Agreement) or the Commitments or U.S. Commitments or an exercise of rights under Article VIII or Article VIII of the U.S. Credit Agreement or any other enforcement of rights or remedies under the Combined Loan Documents), then the Borrower shall, at its option, either (A) make (or cause to be made) a single prepayment of principal and/or deposit of cash collateral in an amount equal to such deficiency within five (5) Business Days following the Deficiency Notification Date with respect to such deficiency, or (B) make (or cause to be made) six consecutive mandatory prepayments of principal each of which shall be in an amount equal to one-sixth (1/6th) of the amount of such Global Borrowing Base Deficiency commencing on the first Monthly Date following the Deficiency Notification Date and continuing on each Monthly Date thereafter.

(2)	[Reserved].

(3)	[Reserved].

(4)	[Reserved].

(5)	Upon the occurrence of a Global Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.7(g) (subject to the Borrower’s and the applicable Subsidiaries’ rights contained in Section 2.7(g)), the Borrower will utilize the Net Cash Proceeds of such Casualty Event to take the action described under clause (1) above (except that prepayments shall first be made in respect of Loans made pursuant to this Agreement); provided that if a prepayment or deposit is required under this clause (5), then the Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the Deficiency Notification Date with respect to such deficiency.

(6)	Upon the occurrence of a Global Borrowing Base Deficiency or any U.S. Borrowing Base Deficiency not resulting from a reason described in clauses (1) or (5) above, the Borrower will prepay within thirty (30) days the Loans (other than Bankers’ Acceptances) in an aggregate principal amount equal to such Global Borrowing Base Deficiency or U.S. Borrowing Base Deficiency together, in each case, with unpaid interest thereon accrued to the date of such prepayment and, if after prepaying all such Loans (other than Bankers’ Acceptances), a Global Borrowing Base Deficiency remains as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.4(i).

(c) Notwithstanding any other provision of this Section 2.10, if at any time the Credit Exposure of any Lender exceeds its Commitment (including, without limitation, as a result of a reallocation of its Global Commitment and adjustment of its Commitment pursuant to Section 2.1(c)), the Borrower will forthwith prepay the Loans (other than Bankers’ Acceptances) of such Lender in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment, and if any excess remains after prepaying all of such Loans as a result of BA Exposure, pay to the Canadian Administrative Agent an amount equal to such remaining excess to be held as cash collateral as provided in Section 2.21, and, if after prepaying all of the Combined Loans (other than Bankers’ Acceptances) and providing cash collateral for all Bankers’ Acceptances pursuant to Section 2.21, any excess remains as a result of an LC Exposure, pay to the Canadian Administrative Agent an amount equal to such remaining excess to be held as cash collateral for such Lender as provided in Section 2.4(i). The Borrower shall make prepayments pursuant to this clause (c) prior to making prepayments pursuant to clause (b) above.

(d) The Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of a Canadian Prime Borrowing or U.S. Prime Borrowing, not later than 1:00 p.m., Toronto time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (which amount shall, in the case of clause (a) above, be in a minimum principal amount of U.S.$5,000,000 and in U.S.$1,000,000 increments in excess thereof); provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Global Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a prepayment of a Borrowing, the Canadian Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and by any other amounts then due under this Agreement (including all amounts due under Section 2.16).

SECTION 2.11 Fees.

(a) The Borrower agrees to pay to the Global Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Margin on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the Global Effective Date to but excluding the date on which the Global Commitments and Commitments terminate. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Global Commitments and Commitments terminate, commencing on the first such date to occur after the date of this Agreement; provided that any Commitment Fees accruing after the date on which the Global Commitments and Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Canadian Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Letter of Credit, at a per annum rate equal to the Applicable Margin as interest on Eurodollar Loans on such Lender’s Applicable Percentage of the stated face amount of each such outstanding Letter of Credit during the period from and including the date such Letter of Credit is issued to but excluding the date such Letter of Credit expires, and (ii) to the relevant Issuing Bank a fronting fee equal to the greater of (A) U.S.$500 and (B) the rate of 0.125% per annum on the Equivalent Amount in U.S. Dollars of the stated face amount of each outstanding Letter of Credit during the period from and including the date such Letter of Credit is issued to but excluding the date such Letter of Credit expires, as well as any such Issuing Bank’s standard and customary fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable upon the issuance and on each renewal of each Letter of Credit. Any other fees payable to any such Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days.

(c) The Borrower agrees to pay to the Global Administrative Agent, for the account of each Lender, as applicable, fees, including, without limitation, an upfront fee (the “Upfront Fee”), in the amounts and at the times separately agreed upon in writing between the Borrower and the Global Administrative Agent, including, without limitation, the amounts agreed upon in the Fee Letter.

(d) Unless otherwise set forth herein, all fees payable hereunder shall be paid on the dates due, in immediately available funds in U.S. Dollars, to the Global Administrative Agent or the Canadian Administrative Agent (or the relevant Issuing Bank, in the case of fees payable to it), as the case may be, for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.12 Interest.

(a) Subject to Sections 2.12(f), (g) and (h) and Section 10.13, Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Margin for Canadian Prime Loans, and Loans comprising each U.S. Prime Borrowing shall bear interest at the U.S. Prime Rate plus the Applicable Margin for U.S. Prime Rate Loans.

(b) Subject to Sections 2.12(f), (g) and (h) and Section 10.13, the Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Loans.

(c) Notwithstanding the foregoing, but subject to Section 2.12(f), (g) and (h) and Section 10.13, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall until paid or waived in writing bear interest, after as well as before judgment, at a rate per annum (the “Default Rate”) equal to (i) in the case of overdue principal of any Loan, the lesser of (A) the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section plus 2% or (B) the Highest Lawful Rate or (ii) in the case of any other amount, the lesser of (A) the rate applicable to Canadian Prime Loans as provided in paragraph (a) of this Section plus 2% or (B) the Highest Lawful Rate.

(d) Subject to Sections 2.12(f), (g) and (h) and Section 10.13, accrued interest on each Loan (other than a Loan consisting of the acceptance of a Bankers’ Acceptance) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Global Commitments and Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand of the Canadian Administrative Agent or the Required Lenders, (ii) in the event of any repayment or prepayment of any Loan (whether due to acceleration or otherwise), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Subject to Sections 2.12(f), (g) and (h) and Section 10.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Canadian Prime Rate or the U.S. Prime Rate and interest associated with BA Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Canadian Prime Rate, U.S. Base Rate or Eurodollar Rate shall be determined by the Canadian Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) To the extent permitted by applicable law, any provision of the Interest Act (Canada) or the Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

(g) The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this

Agreement, acceptance or other evidence of indebtedness or in any other Loan Document now or hereafter taken by any Agent or any Lender for the obligations of the Borrower under this Agreement, or any other instrument referred to herein, and all interest and fees payable by the Borrower to the Lenders, shall accrue from day to day, computed as described herein in accordance with the “nominal rate” method of interest calculation.

(h) Where, in this Agreement, a rate of interest or fees is to be calculated on the basis of a 360-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 360.

SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Global Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;

(b) the Global Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c) the Global Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank dollar market generally, deposits in U.S. Dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Borrower, then the Global Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Global Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which notice the Global Administrative Agent shall give promptly after becoming aware thereof, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for the affected Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Eurodollar Loan having the shortest Interest Period which is not unavailable under clauses (a) through (c) of this Section, and if no Interest Period is available, as a U.S. Prime Borrowing.

SECTION 2.14 Illegality.

(a) Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Governmental Rule or any change in any applicable Governmental Rule or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the London interbank dollar market or the position of a Lender therein shall at any time make it unlawful in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (A) honor its obligation to make Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, or (B) maintain Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, then such Lender shall promptly notify the Borrower thereof in writing through the Global Administrative Agent (who will endeavor to, but not be liable for failing to, provide the Borrower with the basis therefor in reasonable detail) and such Lender’s obligation to make or maintain Eurodollar Loans having an affected Interest Period hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans having an affected Interest Period (in which case the provisions of Section 2.14(b) hereof shall be applicable). Before giving such notice pursuant to this Section 2.14, such Lender will designate a different available Applicable Lending Office for the affected Eurodollar Loans of such Lender or take such other action as the Borrower may request if such designation or action will avoid the need to suspend such Lender’s obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

(b) If the obligation of any Lender to make or maintain any Eurodollar Loans shall be suspended pursuant to Section 2.14(a) hereof, all Loans having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as U.S. Prime Loans (and, if such Lender so requests by written notice to the Borrower with a copy to the Global Administrative Agent and the Canadian Administrative Agent, each Eurodollar Loan having an affected Interest Period of such Lender then outstanding shall be automatically converted into a U.S. Prime Loan on the last day of the Interest Period for such Eurodollar Loans unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Loans are so made as (or converted into) U.S. Prime Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such U.S. Prime Loans.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or BA Loan or Bankers’ Acceptance (or of maintaining its obligation to make any such Loan or BA Loan or Bankers’ Acceptance) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or BA Loan or Bankers’ Acceptance, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) with respect to any Eurodollar Loan or any Letter of Credit or any BA Loan or Bankers’ Acceptance, then the Borrower will pay, in accordance with Section 2.15(c), to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered with respect to any Eurodollar Loan or any Letter of Credit or any BA Loan or Bankers’ Acceptance.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then the Borrower will pay, in accordance with Section 2.15(c), to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. Except as provided in Section 2.15(d), the Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of:

(a) the payment (including prepayment or cash collateralization, as applicable) of any principal of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(b) the conversion of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of the Interest Period applicable thereto;

(c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith); or

(d) the assignment of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.1(b) or 2.19;

then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, the Global Administrative Agent and the Canadian Administrative Agent and shall be conclusive absent manifest error. Except as provided in the last sentence of this Section 2.16, the Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any such loss, cost or expense described in this Section 2.16 incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the circumstance giving rise to such loss, cost or expense described in this Section 2.16 and of such Lender’s or such Issuing Bank’s intention to claim compensation therefore.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Global Administrative Agent, the Canadian Administrative Agent, each Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided that if a Lender has breached or is in breach of its representations, warranties, covenants and obligations under Section 2.17(e), then the Borrower shall have no obligations under clause (i) of this Section 2.17(a) with respect to payments made or to be made to such Lender where Indemnified Taxes and/or Other Taxes arise in respect of such payments as a consequence of such Lender’s status as a Foreign Lender.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) THE BORROWER SHALL INDEMNIFY THE GLOBAL ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUING BANK, WITHIN TEN (10) BUSINESS DAYS AFTER WRITTEN DEMAND THEREFOR, FOR THE FULL AMOUNT OF ANY INDEMNIFIED TAXES OR OTHER TAXES PAID BY THE GLOBAL ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH ISSUING BANK, AS THE CASE MAY BE, ON OR WITH RESPECT TO ANY PAYMENT BY OR ON ACCOUNT OF ANY OBLIGATION OF THE BORROWER HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT (INCLUDING INDEMNIFIED TAXES OR OTHER TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION) AND ANY PENALTIES, INTEREST AND REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY; PROVIDED THAT IF SUCH PAYMENTS OR LIABILITIES ARISE FROM THE LENDER HAVING BREACHED OR BEING IN BREACH OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS UNDER SECTION 2.17(e), THEN THE BORROWER SHALL HAVE NO OBLIGATIONS UNDER THIS SECTION 2.17(c) WITH RESPECT TO SUCH PAYMENTS OR LIABILITIES. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO THE BORROWER BY A LENDER OR AN ISSUING BANK, OR BY EITHER THE GLOBAL ADMINISTRATIVE AGENT OR THE CANADIAN ADMINISTRATIVE AGENT ON ITS OWN BEHALF OR ON BEHALF OF A LENDER OR AN ISSUING BANK, SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, if available, the Borrower shall deliver to the Global Administrative Agent and the Canadian Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Global Administrative Agent and the Canadian Administrative Agent.

(e) Each Lender represents, warrants and covenants that it is not, and shall not be at any time during the term of this Agreement, a Foreign Lender.

(f) If the Borrower at any time pays an amount under Section 2.17(a), (b) or (c) to any Lender, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, and such payee receives a refund of or credit for any part of any Indemnified Taxes or Other Taxes which such payee determines in its reasonable judgment is made with respect to such amount paid by the Borrower, such Lender, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, as the case may be, shall pay to the Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee.

(g) If the Borrower pays any amount pursuant to Section 2.17(a) or (c) with respect to any payment to a Lender or, with the prior written consent of such Lender, provides any security therefor pursuant to applicable law, and the Borrower at its expense wishes to contest the eligibility of the relevant Taxes and furnishes to such Lender an opinion of tax counsel satisfactory to such Lender, acting reasonably, to the effect that there exists a reasonable basis for contesting such Taxes, the Borrower may contest such Taxes, provided that:

(i) the Borrower has otherwise complied with this Section 2.17(g);

(ii) the Borrower has delivered to such Lender such additional security or assurances as such Lender may require, acting reasonably, in order to be satisfied that such Lender will not incur any liability by reason of any contestation, including legal fees, disbursements, interest and penalties; and

(iii) the conduct of such proceedings (including the settlement or compromise of same) will remain within the sole discretion of such Lender and will forthwith be abandoned if such Lender so requires, acting reasonably, having regard to its overall tax and related interests.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., Toronto time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Canadian Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Canadian Administrative Agent c/o Bank One, NA, Canada Branch, BCE Place, 161 Bay Street, Toronto, Ontario M5J 2S1, with a copy to Bank One, NA, 1 Bank Plaza, Suite IL1-0010, Chicago, Illinois 60670, Attention: Mattie Reed, except payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17(c) and 10.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as set forth in clause (a) of the definition of “Interest Period”, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in the appropriate Currency as required pursuant to the Loan Documents.

(b) If at any time insufficient funds are received by and available to the Canadian Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied, subject to Sections 10.15 and 10.17, (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Canadian Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Canadian Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Canadian Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Canadian Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Global Administrative Agent, at the greater of the costs incurred by the Canadian Administrative Agent for making such distributed amount and a rate determined by the Canadian Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d) or (e), 2.5(b), 2.18(d) or 10.3(c) then the Canadian Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Canadian Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender asserts that events have occurred suspending its obligation to make or maintain Eurodollar Loans under Section 2.14 when substantially all other Lenders have not also done so, (ii) any Lender requests compensation under Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iv) any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense, upon notice to such Lender, the Canadian Administrative Agent and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) if the assignee is not a Lender or a Lender Affiliate, the Borrower shall have received the prior written consent of the Global Administrative Agent and the Canadian Administrative Agent and the Issuing Banks, which consent of such Agents and the Issuing Banks shall not unreasonably be withheld, conditioned or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (3) the assignee and assignor shall have entered into an Assignment and Acceptance, and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

SECTION 2.20 Currency Conversion and Currency Indemnity.

(a) Payments in Agreed Currency. The Borrower shall make payment relative to any Obligation in the currency (the “Agreed Currency”) in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the “Other Currency”) other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any Collateral or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender, Issuing Bank or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any costs and expenses of exchange.

(b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency, then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the Borrower shall be obligated to pay the Agents, Issuing Banks and the Lenders any deficiency in accordance with Section 2.20(c). For the foregoing purposes “rate of exchange” means the rate at which the relevant Lender, Issuing Bank or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting costs and expenses of exchange.

(c) Circumstances Giving Rise to Indemnity. To the fullest extent permitted by applicable law, if (i) any Lender, any Issuing Bank or any Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender, Issuing Bank or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any costs and expenses of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify the Lenders, the Issuing Banks and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency.

(d) Indemnity Separate Obligation. To the fullest extent permitted by applicable law, the agreement of indemnity provided for in Section 2.20(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders, the Issuing Banks or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 2.21 Bankers’ Acceptances. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Borrower, in addition to the Loans provided for by Section 2.2 and the issuance of Letters of Credit provided for by Section 2.4, for the acceptance by the Lenders of Bankers’ Acceptances issued by the Borrower, provided that in no event shall (i) the aggregate amount of all Bankers’ Acceptance Liabilities together with the Equivalent Amount in U.S. Dollars of the aggregate Principal Amount of the Loans and the aggregate amount of all LC Exposure exceed the lesser of (A) the aggregate amount of the Allocated Canadian Borrowing Base then in effect and (B) the aggregate amount of the Commitments of the Lenders, and (ii) any Bankers’ Acceptances have maturities that are not integral multiples of 30 days, nor fewer than 30 days nor more than 180 days, from the BA Acceptance Date (and in no event shall any Bankers’ Acceptances mature on a date after the Maturity Date). Whenever the Borrower is required to furnish a notice to the Canadian Administrative Agent pursuant to the following additional provisions of this Section, it shall give a copy of such notice to the Global Administrative Agent. The following additional provisions shall apply to Bankers’ Acceptances:

(a) In order to facilitate and expedite the issuance and acceptance of Bankers’ Acceptances hereunder, the Borrower agrees to the terms and conditions of the Power of Attorney with respect to the Bankers’ Acceptance attached hereto as Exhibit L.

(b) When the Borrower wishes to make a Borrowing by way of Bankers’ Acceptances, the Borrower shall submit to the Canadian Administrative Agent and the Global Administrative Agent a Bankers’ Acceptance Request by not later than 2:00 p.m., Toronto time, three (3) Business Days’ prior to the BA Acceptance Date. Each Bankers’ Acceptance Request shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure by the Borrower to fulfill or honor before the date specified as the BA Acceptance Date, the applicable conditions set forth in Article IV, if, as a result of such failure the requested Bankers’ Acceptance is not made on such date. Unless otherwise agreed among the Canadian Administrative Agent, the Global Administrative Agent and the Lenders, the aggregate amount of all Bankers’ Acceptances issued on any BA Acceptance Date hereunder shall be accepted pro rata by all Lenders relative to their respective Applicable Percentage, rounded, upwards or downwards, as the case may be, to the nearest C$100,000. Upon receipt of a Bankers’ Acceptance Request, the Canadian Administrative Agent shall advise each Lender of the contents thereof.

(c) [Reserved].

(d) On each day during the period commencing with the issuance by the Borrower of any Bankers’ Acceptance and until such Bankers’ Acceptance Liability shall have been paid by the Borrower, the Commitment of each Accepting Lender that is able to extend credit by way of Bankers’ Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Principal Amount of such Bankers’ Acceptance.

The Commitment of any Lender providing a BA Loan rather than Bankers’ Acceptances shall be deemed utilized during this period in an amount equal to its Applicable Percentage of the total amount of Bankers’ Acceptances and BA Loans in each Bankers’ Acceptance Request.

(e) The Borrower agrees to pay on the BA Maturity Date for each Bankers’ Acceptance, to the Canadian Administrative Agent for account of each Accepting Lender, an amount equal to the Bankers’ Acceptance Liability for such Bankers’ Acceptance.

The Borrower hereby waives presentment for payment of Bankers’ Acceptances by each Accepting Lender and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers’ Acceptance which might exist by reason of such Bankers’ Acceptance being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.

(f) In the event the Borrower fails to notify the Canadian Administrative Agent in writing not later than 2:00 p.m., Toronto time, on the Business Day prior to any BA Maturity Date that the Borrower intends to pay with such Borrower’s own funds the Bankers’ Acceptance Liabilities due on such BA Maturity Date or fails to make such payment, the Borrower shall be deemed, for all purposes to have given the Canadian Administrative Agent notice of a borrowing of a Canadian Prime Loan pursuant to Section 2.3 for an amount equal to the Principal Amount of such Bankers’ Acceptance; provided that:

(i) the BA Maturity Date for such Bankers’ Acceptances shall be considered to be the date of such borrowing;

(ii) the proceeds of such Canadian Prime Loan shall be used to pay the amount of the Bankers’ Acceptance Liability due on such BA Maturity Date;

(iii) if after giving effect to such Canadian Prime Loan, a Global Borrowing Base Deficiency would exist, the Global Administrative Agent shall so advise the Borrower and the Borrower shall comply with the provisions of Section 2.10;

(iv) each Lender which has made a maturing BA Loan (in accordance with Section 2.21(g) hereof) shall continue to extend credit to the Borrower by way of a Canadian Prime Loan (without further advance of funds to the Borrower) in the Principal Amount equal to its Applicable Percentage of the total amount of credit requested to be extended by Bankers’ Acceptances when the BA Loan was made; and

(v) the Canadian Administrative Agent shall promptly and in any event within three (3) Business Days following the BA Maturity Date of such Bankers’ Acceptances, notify the Borrower in writing of the making of such Canadian Prime Loan pursuant to this Section 2.21(f).

(g) If, in the sole judgment of a Lender, such Lender is unable, as a result of applicable law or customary market practice, to extend credit by way of Bankers’ Acceptance in accordance with this Agreement, such Lender shall give written notice to such effect to the Canadian Administrative Agent and the Borrower prior to noon, Toronto time, on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers’ Acceptance until revoked by notice to the Global Administrative Agent, the Canadian Administrative Agent and the Borrower) and shall make available to the Canadian Administrative Agent, in accordance with Section 2.1 hereof prior to 3:00 p.m., Toronto time, on the date of such requested credit extension a Canadian Dollar loan (a “BA Loan”) in the Principal Amount equal to such Lender’s Applicable Percentage of the total amount of credit requested to be extended by way of Bankers’ Acceptances. The Stamping Fee for that BA Loan shall be calculated on that Principal Amount. On the BA Acceptance Date, the Borrower shall pay each Accepting Lender and each Canadian

Lender providing a BA Loan a Stamping Fee with respect to such Bankers’ Acceptance and each BA Loan and each Canadian Lender is hereby authorized to deduct such Stamping Fee prior to remitting the BA Net Proceeds to the Canadian Administrative Agent. For each Bankers’ Acceptance or BA Loan, the Stamping Fee payable by the Borrower shall be the product obtained by multiplying: (i) the applicable Bankers’ Acceptance Stamping Fee specified in the definition of Applicable Margin in effect from time to time by (ii) the Principal Amount of that Bankers’ Acceptance or BA Loan; and prorating that product for the number of days in that term from and including the BA Acceptance Date to but not including the BA Maturity Date of that Bankers’ Acceptance or the Interest Period for the BA Loan, as the case may be, on the basis of a year of 365 days. Such BA Loan shall have an Interest Period equal to the term of the Bankers’ Acceptances for which it is a substitute and shall bear interest throughout such Interest Period applicable to that BA Loan at a rate per annum equal to the Bankers’ Acceptance Rate for such Bankers’ Acceptances. On the maturity date of the Bankers’ Acceptances issued concurrently with the advance of the BA Loan, the Borrower shall pay to each Lender which made a BA Loan, in satisfaction of the BA Loan and accrued interest thereon, an amount equal to the Principal Amount of such BA Loan, failing which such Principal Amount shall be converted to a Canadian Prime Loan. The amount of the proceeds of that BA Loan to be disbursed to the Borrower on the BA Acceptance Date shall be the same amount as if that Lender had accepted and purchased its Lender’s Applicable Percentage of the requested Bankers’ Acceptances at a discount from the Principal Amount of that Bankers’ Acceptance calculated at a discount rate per annum equal to the Bankers’ Acceptance Rate for the term of such Bankers’ Acceptances in the same manner that BA Net Proceeds are calculated; provided that the Principal Amount of such BA Loan shall be the same amount as the face amount of the Bankers’ Acceptance which such Lender would have accepted but for this Section 2.21(g).

(h) [Reserved].

(i) (i) If a Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower absent manifest error, and notifies the Borrower that, by reason of circumstances affecting the money market:

(i) there is no market for Bankers’ Acceptances generally or of the requested duration; or

(ii) the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created and purchased hereunder generally or in connection with the requested duration;

then:

(x) the right of the Borrower to request Bankers’ Acceptances or a BA Loan of the affected duration from that Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies each Borrower; and

(y) any Bankers’ Acceptance Request for an affected duration which is outstanding shall be canceled and the Bankers’ Acceptances or BA Loan requested therein shall not be made and a Bankers’ Acceptance or BA Loan having the shortest duration available (or if none) a Canadian Prime Loan shall be made in its place.

(j) It is the intention of the Canadian Administrative Agent, the Lenders and the Borrower that, except to the extent a Lender advises otherwise, pursuant to the Depository Bills and Notes Act (“DBNA”), all Bankers’ Acceptances accepted by the Lenders under this Agreement shall be issued in the form of a “depository bill” (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. and made payable to CDS & Co. In order to give effect to the foregoing, the Canadian Administrative Agent shall, subject to the approval of the Borrower and the Lenders, establish and notify the Borrower and the Lenders of any procedure, consistent with the terms of this Agreement and the requirements of the DBNA, as is reasonably necessary to accomplish such intention, including, without limitation:

(i) any instrument held by the Canadian Administrative Agent or a Lender for the purposes of Bankers’ Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(ii) any reference to the authentication of the Bankers’ Acceptances will be removed; and

(iii) any reference to “bearer” will be removed and no Bankers’ Acceptance shall be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

(k) If any Event of Default shall occur and be continuing on the Business Day that the Borrower receives written notice from the Global Administrative Agent, the Canadian Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with BA Exposure representing greater than 50% of the total BA Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the BA Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(g). The Borrower shall also deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10, and any such cash collateral so deposited and held by the Canadian Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with Section 2.10. Each such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent for the satisfaction of the obligations of the Borrower with respect to the BA Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with BA Exposure representing greater than 50% of the total BA Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) and, if any, all interest and profits thereon shall be returned to the Borrower within three (3) Business Days after all Events of Default then in existence have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10, such amount (to the extent not applied as aforesaid) and, if any, all interest and profits thereon shall be returned to the Borrower, within three (3) Business Days as required by Section 2.10, as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10 and no Event of Default shall have occurred and be continuing.

ARTICLE III

Representations and Warranties

In order to induce the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and the Lenders to enter into this Agreement and to make Loans (including making BA Loans and accepting Bankers’ Acceptances) and issue or participate in any Letters of Credit hereunder, the Borrower represents and warrants to the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and the Lenders that each of the following statements is true and correct:

SECTION 3.1 Existence and Power. Each Loan Party (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company in each jurisdiction where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

SECTION 3.2 Loan Party and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party (to the extent each Loan Party is a party to this Agreement and such Loan Documents) (a) are within such Loan Party’s corporate, partnership or limited liability company powers, (b) when executed will be duly authorized by all necessary corporate, partnership or limited liability company action, (c) require no action by or in respect of, or filing with, any Governmental Authority (other than (i) actions or filings pursuant to the Exchange Act, (ii) actions or filings necessary to create or perfect the Liens required hereby or by any other Combined Loan Document and (iii) actions or filings that have been taken or made and are in full force and effect) and (d) do not contravene, or constitute a default under, any provision of applicable Governmental Rule or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Loan Party or result in the creation or imposition of any Lien on any Borrowing Base Property or Collateral other than the Liens securing the Combined Obligations.

SECTION 3.3 Binding Effect. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, valid and binding obligations of each Loan Party which is a party thereto, enforceable against each such Loan Party which executes the same in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar Governmental Rules affecting creditors’ rights generally, and (ii) equitable principles of general applicability (whether enforcement is sought by proceedings at law or in equity).

SECTION 3.4 Financial Information.

(a) Except as disclosed in writing to the Lenders prior to the execution and delivery of this Agreement, since December 31, 2003, no event or circumstance which would reasonably be expected to have a Material Adverse Effect has occurred.

(b) After giving effect to the transactions contemplated by this Agreement, the Parent and each of its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.5 Ownership of Properties Generally. Each Loan Party has good and defensible fee simple or leasehold title (subject to Immaterial Title Deficiencies and Permitted Encumbrances) to all Borrowing Base Properties and Collateral purported to be owned by it, including, without limitation, all Borrowing Base Properties and Collateral reflected in the balance sheets referred to in Section 3.4 (a), and none of such Borrowing Base Properties and Collateral is subject to any Lien other than Permitted Encumbrances.

SECTION 3.6 Mineral Interests. The real property described in Exhibit K hereto (the “Property Description”) is an accurate and complete description of all Mortgaged Properties owned by the Borrower and its Subsidiaries which are real property on and as of the Closing Date, and such Mortgaged Properties, together with the Mortgaged Properties described in Exhibit K to the U.S. Credit Agreement, constitute the Required Reserve Value. Subject only to Immaterial Title Deficiencies (as herein defined) and Permitted Encumbrances, the Borrower and each of its Subsidiaries executing a Security Document (as applicable) have good and defensible title to all Borrowing Base Properties owned by the Borrower and its Subsidiaries, as applicable, free and clear of all Liens except for Permitted Encumbrances. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Borrower’s or such Subsidiary’s (as applicable) Proved Mineral Interests, subject to Immaterial Title Deficiencies and Permitted Encumbrances, the Borrower’s share and/or the share of each Subsidiary executing a Security Document (as applicable) of (a) the costs for each Proved Mineral Interest described in the most recent Reserve Report delivered pursuant hereto is not greater than 105% of the decimal fraction set forth in such Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in such Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. As used herein, the term “Immaterial Title

Deficiencies” means minor defects or deficiencies in title which do not diminish more than two percent (2%) the aggregate value of the Borrowing Base Properties. Each well drilled in respect of each Proved Producing Mineral Interest owned by the Borrower and its Subsidiaries (y) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities (except to the extent shut-in in accordance with the applicable lease for such Proved Producing Mineral Interest), and after giving effect to the transactions contemplated by this Agreement, the Borrower and each of its Subsidiaries executing a Security Document (as applicable) will be entitled to receive payments on a current basis for its share of production, with no funds in respect of any thereof held in suspense, other than any such funds held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance in all material respects with all applicable Governmental Rules and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

SECTION 3.7 Licenses, Permits, Etc. Each Loan Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.8 Compliance with Law. The business and operations of the Loan Parties have been and are being conducted in accordance with all applicable Governmental Rules other than violations of Governmental Rules which would not (either individually or collectively) reasonably be expected to have a Material Adverse Effect.

SECTION 3.9 Full Disclosure. All information heretofore furnished by each Loan Party to the Global Administrative Agent, the Canadian Administrative Agent or any Lender for purposes of or in connection with this Agreement, any Loan Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of any Loan Party to the Global Administrative Agent, the Canadian Administrative Agent or any Lender will be, true, complete and accurate in every material respect. The Loan Parties have disclosed or have caused to be disclosed to Lenders in writing any and all facts (other than facts of general public knowledge, including those facts contained in the Parent’s filings with the SEC) which would reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 Organizational Structure; Nature of Business. The Loan Parties are engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons therefrom and businesses reasonably related or complementary thereto.

SECTION 3.11 Fiscal Year. The Borrower’s Fiscal Year is January 1 through December 31.

SECTION 3.12 No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Documents. Neither the Borrower nor any Subsidiary is in default under, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, any Material Agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would reasonably be expected to have a Material Adverse Effect.

SECTION 3.13 Use of Proceeds and Letters of Credit. The proceeds of the Loans are or will be used solely (a) at the option of the Borrower, to repay the Indebtedness under the Existing Credit Facility and to redeem or repay Investments made by the Parent in the Borrower, (b) to reimburse each Issuing Bank for LC Disbursements in accordance with Section 2.4(e), or (c) except as otherwise restricted in clause (a) above to finance the acquisition, exploration, development and operation of Mineral Interests and related Property and for any other business activities described in Section 3.10 and, for the Borrower’s and its Subsidiaries’ working capital and general corporate purposes in the ordinary course of business. Letters of Credit will be issued only to support business operations described in Section 3.10 and/or general corporate purposes in the ordinary course of business of the Borrower or any of its Subsidiaries.

SECTION 3.14 Location of Business and Offices. Each Loan Party’s principal place of business and chief executive offices are located at the addresses specified on Schedule 3.24 to the U.S. Credit Agreement or at such other address as specified in writing to the Global Administrative Agent, which address is at a location permitted by the terms of the Combined Loan Documents.

SECTION 3.15 Subsidiaries. Except as set forth on Schedule 3.13 to the U.S. Credit Agreement or Exhibit L to the U.S. Credit Agreement or as otherwise formed or acquired in accordance with Section 5.9 and disclosed in writing to the Global Administrative Agent, the Borrower has no Subsidiaries.

SECTION 3.16 Priority; Security Matters. The Obligations are and shall be at all times secured by valid, perfected first and prior Liens (subject only to Permitted Encumbrances) in favor of the Global Administrative Agent, covering and encumbering (a) the Required Reserve Value, (b) all of the issued and outstanding Equity Interests owned by the Borrower of each existing and future Material Subsidiary, (c) all of the issued and outstanding Equity Interests owned by each Pledging Subsidiary of the Borrower of each existing and future Material Subsidiary thereof and (d) all other Collateral located in Canada owned by the Borrower or any Material Subsidiary, pursuant to the Security Documents delivered pursuant to this Agreement or the other Loan Documents, to the extent perfection has or will occur, by the filing of an instrument to perfect a floating charge, and if required by the Global Administrative Agent or the Canadian Administrative Agent, the filing of an instrument to crystallize such floating charge, under the laws of any applicable province, or by possession.

SECTION 3.17 Status as Senior Indebtedness. The Loans and other Obligations hereunder are “Senior Indebtedness” under the Subordinated Note Purchase Agreement.

SECTION 3.18 Pension Plans. The Borrower and its Subsidiaries have in all respects complied with the contractual provisions and applicable laws relating to each Pension Plan to which the Borrower or such Subsidiary is a party or is otherwise bound, all amounts due and owing under any such Pension Plan have been paid in full and no deficiency exists (whether or not waived) under any such Pension Plan, in each case except to the extent such failure to comply, such failure of payment in full or such deficiency would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.19 Representations and Warranties in U.S. Credit Agreement. The Borrower represents and warrants that each of the representations and warranties contained in the U.S. Credit Agreement, including, without limitation, Article III of the U.S. Credit Agreement, pertaining or otherwise applicable to the Borrower or its Subsidiaries, each in its capacity as a direct or indirect Subsidiary of the Parent, is true, correct and complete in all respects (except with respect to such representations and warranties which expressly relate to an earlier date, in which case such representations and warranties are true, correct and complete as of such earlier date) and except to the extent previously waived in writing by the Combined Lenders, the Required Lenders, the U.S. Lenders or the U.S. Required Lenders, as applicable.

ARTICLE IV

Conditions

SECTION 4.1 Initial Loan. The obligations of the Lenders to make Loans (including making BA Loans and accepting Bankers’ Acceptances) or participate in any Letters of Credit or for any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a) Certain Loan Documents. The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents which documents must be acceptable to the Global Administrative Agent in its sole and absolute discretion: this Agreement, the Intercreditor Agreement, the Fee Letter, the Notes (to the extent requested by any Lender), a Guaranty from each Guarantor, the Pledge Agreements required by Section 4.1(e), and the Debentures required by Section 4.1(f), and all related financing statements and other filings, and the other Loan Documents.

(b) U.S. Loan Documents. The Global Administrative Agent shall have received copies of the executed U.S. Loan Documents and all other deliveries required by Section 4.1 of the U.S. Credit Agreement.

(c) Opinions of Counsel. The Global Administrative Agent shall have received opinions, dated the Global Effective Date, addressed to the Global Administrative Agent, the Canadian Administrative Agent and all Lenders, from (i) General Counsel of the Parent, in substantially the form attached hereto as Exhibit B-1, (ii) McCarthy Tétrault LLP, counsel to the Borrower, in substantially the form attached hereto as Exhibit B-2, (iii) Jones Day, U.S. counsel to the Parent and its Subsidiaries, in substantially the form attached hereto as Exhibit B-3, (iii) Loomis, Ewert, Parsley, Davis & Gotting, special Michigan counsel to the Parent and its Subsidiaries, in substantially the form attached hereto as Exhibit B-4, and (iv) Marian McGrath Pearcy, special Indiana counsel to the Parent and its Subsidiaries, in substantially the form attached hereto as Exhibit B-5.

(d) Organizational Documents. The Global Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party dated as of the Global Effective Date, certifying:

(i) that attached to each such certificate are (A) a true and complete copy of the Organic Documents of such Loan Party, as the case may be, as in effect on the date of such certificate, (B) a true and complete copy of a certificate from the applicable Governmental Authority of the jurisdiction of such Loan Party’s organization to the effect that such entity is validly existing in such jurisdiction, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each jurisdiction (without duplication) to the effect that such Loan Party is duly qualified to transact business in such jurisdiction as a foreign entity, if the failure to be so qualified would reasonably be expected to have a Material Adverse Effect;

(ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Loan Party, as applicable, authorizing the execution, delivery and performance of such of the Combined Loan Documents to which such Loan Party is or is intended to be a party;

(iii) that attached thereto is (A) a true and complete copy of a certificate from the applicable Governmental Authority of the jurisdiction of such Loan Party’s organization as to the good standing of such Loan Party, dated as of a recent date; and (B) a true and complete copy of a certificate from the appropriate Governmental Authority of each jurisdiction (without duplication) to the effect that such Loan Party is in good standing in such jurisdiction as a foreign entity, if the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; and

(iv) as to the incumbency and specimen signature of each Authorized Officer of such Loan Party executing such of the Combined Loan Documents to which such Loan Party is or is intended to be a party.

(e) Pledge Agreement - Parent. The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of the Global Effective Date, duly executed and delivered by the Parent, together with the following:

(i) stock certificates representing 100% of the outstanding shares of capital stock of the Borrower (other than the MGV Class C Shares), and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates; and

(ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under such Pledge Agreement.

(f) Debentures. The Global Administrative Agent shall have received executed counterparts of the duly executed Debentures, as applicable, which Debentures shall create a floating charge in favor of the Global Administrative Agent for the benefit of the Lenders on substantially all of the Borrowing Base Properties owned by the Borrower and its Material Subsidiaries, and a Lien in and to all of the Borrower’s and its Material Subsidiaries’, as applicable, present and after-acquired personal property, together with all releases and all other documents and instruments necessary to release any Liens (except for Permitted Encumbrances) on such Borrowing Base Properties granted by Borrower and its Subsidiaries (including, without limitation, any Liens granted under the Existing Credit Facilities), and together with such other documents or instruments as the Global Administrative Agent may reasonably request.

(g) Canadian Lien Searches. The Global Administrative Agent shall have received (i) the Canadian Lien Searches, all dated reasonably close to the Closing Date, requested by the Global Administrative Agent and in form and substance satisfactory to the Global Administrative Agent, (ii) evidence reasonably satisfactory to the Global Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such Canadian Lien Searches are Permitted Encumbrances or have been released, and (iii) title due diligence in form and substance acceptable to the Global Administrative Agent and other evidence of ownership regarding the ownership by the Borrower and its Subsidiaries of the Borrowing Base Properties.

(h) Priority; Security Interest. The Collateral and Borrowing Base Properties owned by the Borrower and its Material Subsidiaries shall be free and clear of all Liens, except Permitted Encumbrances. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Global Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Global Administrative Agent.

(i) Approvals and Consents. The Borrower and its Subsidiaries shall have obtained, and the Global Administrative Agent shall have received, copies of all material Governmental Approvals (if any) and third party consents and approvals (if any) necessary or advisable in connection with the Financing Transactions and the continuing operation and maintenance of the Borrowing Base Properties owned by the Borrower and its Material Subsidiaries, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any materially burdensome conditions. There shall be no actual government or judicial action restraining, preventing or imposing materially burdensome conditions on the Financing Transactions.

(j) Existing Credit Facility. The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Parent, stating that the Parent or its Subsidiaries have repaid in full and terminated the Existing Credit Facility (other than the “Existing Letters of Credit” as defined in the U.S. Credit Agreement) contemporaneously with the initial Combined Loans under the Combined Credit Agreements, which certificate shall have attached to it copies of the relevant payoff letters or termination agreements. The Global Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facility have been released, terminated, or assigned to either the Global

Administrative Agent or the Canadian Administrative Agent, and/or amended and restated by the Security Documents, contemporaneously with the making of such payments and that arrangements satisfactory to the Global Administrative Agent have been made for recording and filing such releases, terminations or assignments.

(k) Parent’s Global Effectiveness Notice. The Global Administrative Agent shall have received the Parent’s Global Effectiveness Notice.

(l) No Material Adverse Effect; Litigation. The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Parent, stating that (i) no event or condition has occurred since December 31, 2003, which would reasonably be expected to have a Material Adverse Effect and (ii) no litigation, arbitration, governmental proceeding, claim for Taxes, dispute or administrative or other proceeding shall be pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(m) Other Documents. The Global Administrative Agent shall have received such other customary legal opinions, instruments and documents as any of the Global Administrative Agent, the Lenders or their counsel may have reasonably requested.

(n) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by and on behalf of the Borrower, the Parent or any other Loan Party shall be in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel. The Global Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Global Administrative Agent or its counsel may reasonably request.

(o) Fees and Expenses. The Global Administrative Agent, the Canadian Administrative Agent, the Arranger, the other Agents and the Lenders shall have received all fees, including the Upfront Fee, and other amounts due and payable pursuant to this Agreement or any other Combined Loan Document on or prior to the date hereof, including, to the extent invoiced at least two (2) Business Days prior to the Global Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Combined Loan Document.

The Global Administrative Agent shall notify the Parent, the Borrower, the Canadian Administrative Agent and the Combined Lenders of the Global Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 4:00 p.m., Toronto time, on July 30, 2004 (and, in the event such conditions are not so satisfied or waived, the Global Commitments and Commitments shall terminate at such time).

SECTION 4.2 Each Credit Event. The obligation of each Lender to make a Loan (including making BA Loans and accepting and purchasing Bankers’ Acceptances) on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) Representations and Warranties. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the representations and warranties of each Loan Party set forth in the Combined Loan Documents to which it is a party shall be true and correct on and as of such date after giving effect to such funding and to the intended use thereof as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), except to the extent previously waived in writing by the Combined Lenders, the Required Lenders, the Lenders, the U.S. Lenders or the U.S. Required Lenders, as applicable.

(b) No Defaults. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) No Material Adverse Effect. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or events shall have occurred which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(d) Borrowing Request. The Global Administrative Agent and the Canadian Administrative Agent shall have received a Borrowing Request for any Borrowing. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

The Borrower agrees with the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and each Lender that, until the Global Commitments and Commitments have expired or been terminated and all Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and no Bankers’ Acceptances Liabilities are outstanding, the Borrower will perform the obligations set forth in this Article.

SECTION 5.1 Information. The Borrower shall deliver, or shall cause to be delivered, to the Global Administrative Agent and the Canadian Administrative Agent (and to otherwise make available for each Lender):

(a) Promptly, but in no event later than five (5) Business Days, following any Authorized Officer of any Loan Party becoming aware of the occurrence of any Default, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(b) Promptly, but in no event later than five (5) Business Days following an Authorized Officer of any Loan Party becoming aware of same, notice to the Global Administrative Agent of any event or circumstance that would reasonably be expected to have a Material Adverse Effect.

(c) From time to time such additional information regarding the financial position or business of any Loan Party as the Global Administrative Agent, at the request of any Lender, may reasonably request.

SECTION 5.2 Business of Borrower and Subsidiaries. The sole business of the Borrower shall be the acquisition, exploration, development and operation of Mineral Interests and the production, marketing, processing and transportation of Hydrocarbons therefrom and businesses reasonably related or complementary thereto; and each Subsidiary’s business is substantially similar and/or related thereto.

SECTION 5.3 Maintenance of Existence; Oil and Gas Properties. (a) The Borrower shall, and shall cause each other Loan Party to, at all times (i) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (ii) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business would reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any action permitted under Section 7.4 of the U.S. Credit Agreement.

(b) The Borrower will and will cause each Subsidiary to, in all material respects, promptly: (i) pay and discharge, or make commercially reasonable efforts to cause to be paid and discharged, when due all delay rentals, royalties and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, provided that, in the case of delay rentals, the Borrower and/or the applicable Subsidiary shall only be required to pay and discharge, or make commercially reasonable efforts to pay and discharge, delay rentals as and to the extent the Borrower or such Subsidiary determines in good faith that payment and discharge thereof is in the Borrower’s or such Subsidiary’s, as applicable, best interest, (ii) perform, or make reasonable and customary efforts to cause to be performed, the obligations of the Borrower or any such Subsidiary required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material Oil and Gas Properties and other material Properties, (iii) do all other things necessary to keep unimpaired, except for Permitted Encumbrances, its rights with respect to its material Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, except for dispositions permitted by this Agreement or any other Combined Loan Document and except when the failure to do so would not, in the aggregate, reasonably be effected to have a Material Adverse Effect. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner, subject to ordinary wear and tear, materially in accordance with the practices of the industry in compliance with all applicable Material Agreements and in compliance with all Governmental Rules, except where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.4 Title Data; Title to Oil and Gas Properties. The Borrower shall, upon the request of the Required Lenders, cause to be delivered to the Global Administrative Agent such title due diligence regarding title to the Borrowing Base Properties owned by the Borrower and each of its Subsidiaries and the perfection and priority of Global Administrative Agent’s Liens therein, as and to the extent such Borrowing Base Properties are required to be mortgaged pursuant hereto, as are reasonably appropriate to determine the status thereof. The Borrower shall, and shall cause each Subsidiary to, in all material respects maintain good and defensible title (except for Immaterial Title Deficiencies and Permitted Encumbrances) to (i) the Mortgaged Properties and (ii) its and their other material Oil and Gas Properties, and to do all things reasonably necessary to cure any material title defects which are not Permitted Encumbrances of which an Authorized Officer of the Borrower or any Subsidiary has knowledge or has been provided written notice.

SECTION 5.5 Right of Inspection. The Borrower will permit, and will cause each other Loan Party to permit, any officer, employee or agent of the Global Administrative Agent or of any Lender to visit and inspect any of the assets of any Loan Party, examine each Loan Party’s books of record and accounts, take copies and extracts thereof and therefrom, and discuss the affairs, finances and accounts of each Loan Party with such Loan Party’s officers, accountants and auditors, all upon prior written notice to the Borrower at such reasonable times during the Borrower’s or such Loan Party’s normal business hours (and in a manner so as, to the extent practicable, not to interfere with the normal business operations of the Borrower or such Loan Party) and as often as the Global Administrative Agent or any Lender may reasonably request, and upon and during the continuance of an Event of Default all at the expense of the Borrower. Notwithstanding the foregoing, as long as no Event of Default has occurred and is continuing, the Borrower will not be required to bear the expense of more than one (1) inspection in the aggregate during any calendar year pursuant to this Section and Section 5.5 of the U.S. Credit Agreement; provided that if an Event of Default has occurred and is continuing, the Global Administrative Agent shall be entitled to conduct more frequent inspections at the expense of the Borrower.

SECTION 5.6 Compliance with Laws and Documents. The Borrower will, and will cause each other Loan Party to, comply with all Governmental Rules, their respective certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which any Loan Party is a party, if a violation, alone or when combined with all other such violations, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.7 Operation of Properties and Equipment.

(a) The Borrower will, and will cause each of its Subsidiaries to, maintain, develop and operate (or use its commercially reasonable efforts to cause the operator to maintain and operate to the extent the Borrower is not the operator) its Mineral Interests in a good and workmanlike manner as and to the extent the Borrower or any of its Subsidiaries, as applicable, elect in their commercially reasonable discretion to maintain, develop and operate any such Mineral Interest.

(b) Subject to Section 7.5 of the U.S. Credit Agreement and to exceptions as in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition (subject to ordinary wear and tear), and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that, in the Borrower’s commercially reasonable judgment, the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided further, that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Loan Party.

SECTION 5.8 Performance of Obligations. The Borrower will and will cause each Loan Party to do and perform every act and discharge all of the Obligations as and to the extent required to be performed or discharged by the Borrower or such Loan Party at the time or times and in the manner specified in the applicable Loan Documents.

SECTION 5.9 Additional Subsidiaries. If any additional Subsidiary of the Borrower is created or acquired after the Global Effective Date, the Borrower will notify the Global Administrative Agent and the Lenders thereof. On or before the date of the designation by the Borrower or the Parent of any direct or indirect wholly owned Material Subsidiary, the Borrower shall cause such Material Subsidiary, and any other Material Subsidiaries resulting from such designation, to execute and deliver to the Global Administrative Agent a Guaranty. On or before the date of the designation by the Borrower or the Parent of a Subsidiary as a Material Subsidiary, the Borrower or relevant Subsidiary, as applicable, will pledge all Equity Interests in such newly designated Material Subsidiary owned by the Borrower or such Subsidiary, and any other Material Subsidiaries resulting from such designation, and shall execute and deliver to the Global Administrative Agent a Pledge Agreement together with (i) all certificates (or other evidence acceptable to the Global Administrative Agent) evidencing the issued and outstanding Equity Interests owned by the Borrower or such Subsidiary of any such new Material Subsidiary of every class owned by the Borrower or such Subsidiary (as applicable) which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such filings as the Global Administrative Agent shall deem reasonably necessary or appropriate to grant, evidence and perfect the Liens required hereunder in the issued and outstanding Equity Interests of each such new Material Subsidiary. On or before the designation by the Borrower or the Parent of any additional Material Subsidiary after the Global Effective Date, the Borrower will cause such Material Subsidiary, and any other Material Subsidiaries resulting from such designation, to execute appropriate Debentures, to the extent required by Section 5.10, and promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets, as and to the extent such assets are required to be mortgaged or pledged pursuant to Section 5.10, to secure the Obligations as the Global Administrative Agent shall reasonably request.

SECTION 5.10 Further Assurances.

(a) The Borrower will, and will cause each Loan Party to, at the Borrower’s expense, cure promptly any defects in the execution and delivery of this Agreement and any other Loan Document to which any of them is a party. The Borrower, at its expense, will and will cause each Subsidiary to, promptly execute and deliver to the Global Administrative Agent or the Canadian Administrative Agent all such other documents, agreements and instruments reasonably requested by the Global Administrative Agent or the Canadian Administrative Agent to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in this Agreement and any other Loan Document, or to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b) The Borrower agrees that it will, and will cause each Loan Party to, at the Borrower’s expense, execute any and all further documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law or which the Global Administrative Agent or the Canadian Administrative Agent may reasonably request, to effect the transactions contemplated by the Security Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created thereby or the validity or priority (subject only, with respect to priority, to Permitted Encumbrances other than those of the type described in clause (g) of the definition thereof) of any such Liens, all at the expense of the Loan Parties.

(c) The Borrower shall at all times cause the Obligations to be secured by first and prior Liens (subject only, with respect to priority, to Permitted Encumbrances other than those of the type described in clause (g) of the definition thereof) covering and encumbering the Required Reserve Value. On or before each Redetermination Date after the Closing Date and at such other times as the Global Administrative Agent or Required Lenders shall request, the Borrower and its Subsidiaries shall execute and deliver to Administrative Agent, for the ratable benefit of each Lender, Security Documents in form and substance reasonably acceptable to the Global Administrative Agent and duly executed by the Borrower and any such Subsidiary (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, appropriate financing statements and similar filings as the Global Administrative Agent shall deem reasonably necessary or appropriate to grant, evidence and perfect the Liens granted pursuant to the Security Documents with respect to Borrowing Base Properties acquired by the Borrower and its Subsidiaries subsequent to the last date on which the Borrower or any such Subsidiary was required to execute and deliver Debentures pursuant to Section 4.1, this Section 5.10 or Section 5.9, or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of the Global Administrative Agent for the ratable benefit of Lenders covering the Required Reserve Value. Notwithstanding anything herein to the contrary, it is the intention of the parties hereto that the Borrower and its Subsidiaries will not be required to deliver security or collateral for the Obligations other than (i) as delivered on or before the Closing Date pursuant to Article IV, (ii) as required pursuant to Section 5.9 or this Section 5.10 or the U.S. Loan Documents and (iii) as otherwise agreed upon in writing between the Lender Parties and the Parent, the Borrower and/or the applicable Subsidiary after the Closing Date, provided that the Borrower and the Material Subsidiaries shall in no event be required to pledge, or grant any security interests in any of the following that may now or hereafter be owned or leased by the Borrower or any Material Subsidiary, or to which the Borrower or any Material Subsidiary is a party: (x) any vehicles, (y) any equipment the ownership to which is evidenced by certificate(s) of title or (z) any Hedging Agreements or computer or software licenses that are non-assignable by their terms without the consent of the other party or parties thereto or the licensor (or sublicensor) thereof, as applicable.

(d) At any time the Borrower or any of its Subsidiaries is required to execute and deliver Security Documents to the Global Administrative Agent pursuant to this Section 5.10 or Section 5.9, the Borrower shall also deliver to the Global Administrative Agent such customary opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) and other evidence of title as the Global Administrative Agent shall deem reasonably necessary or appropriate to verify (i) the Borrower’s or such Subsidiary’s title to the Required Reserve Value of the Proved Mineral Interests which are subject to such Mortgages or Debentures, and (ii) the validity, perfection of the Liens and priority (subject only, with respect to priority, to Permitted Encumbrances other than those of the type described in clause (g) of the definition thereof) of the Liens created by such Mortgages and Debentures and such other matters regarding such Mortgages and such Debentures and the Loan Documents as the Global Administrative Agent shall reasonably request.

(e) The Borrower agrees to provide to the Global Administrative Agent, from time to time upon reasonable request of the Global Administrative Agent, information that is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Global Administrative Agent as to the perfection and priority (subject only, with respect to priority, to Permitted Encumbrances other than those of the type described in clause (g) of the definition thereof) of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement or any other Combined Loan Document.

(f) In connection with the foregoing, the Borrower hereby authorizes the Global Administrative Agent and the Lenders to file one or more financing statements or similar filings or continuation statements, and amendments thereto, in such jurisdictions as are necessary or as the Global Administrative Agent, in its reasonable discretion, deems advisable to perfect, prepare, protect and maintain the Liens, and the priority thereof, created pursuant to the Security Documents relative to all or any part of the Collateral without the signature of the Borrower or any other Loan Party where permitted by law and describing the collateral using words such as “all personal property” or “all assets” or other words of similar import. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Global Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Loan Party and the Global Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.

SECTION 5.11 Pension Plans. The Borrower and its Subsidiaries shall in all respects comply with the contractual provisions and applicable laws relating to each Pension Plan to which the Borrower or such Subsidiary is a party or is otherwise bound and shall cause all amounts due and owing under any such Pension Plan to be paid in full, in each case except to the extent failure to comply or failure to cause to be paid would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.12 Covenants in U.S. Credit Agreement. Until the payment in full in cash of all Obligations and the termination or expiration of all Commitments and Letters of Credit and

Bankers’ Acceptances, the Borrower covenants and agrees that it will perform, comply with, observe and fulfill, each of the covenants, agreements and obligations contained in the U.S. Credit Agreement (or, if the U.S. Credit Agreement has been terminated, the covenants, agreements and obligations in effect immediately prior to the termination of the U.S. Credit Agreement), including, without limitation, Article V and Article VII of the U.S. Credit Agreement, pertaining or otherwise applicable to such Borrower in its capacity as a Subsidiary of the Parent. The Borrower hereby irrevocably and unconditionally agrees to be bound by such covenants, agreements and obligations applicable to it in such capacity as if such Borrower were a party to the U.S. Credit Agreement and such covenants, agreements and obligations applicable to it in such capacity are hereby reaffirmed by the Borrower.

ARTICLE VI

[RESERVED.]

ARTICLE VII

Negative Covenants

The Borrower agrees with the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and each Lender that, until the Global Commitments and Commitments have expired or been terminated and all Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and no Bankers’ Acceptances Liabilities are outstanding, the Borrower will perform the obligations set forth in this Article.

SECTION 7.1 Incurrence of Debt. The Borrower will not, nor will the Borrower permit any other Loan Party to, incur, become or remain liable for any Indebtedness, other than:

(a) the Combined Obligations;

(b) (i) Subordinated Debt (including, without limitation, the Existing Subordinated Debt), and (ii) Guarantees by any Subsidiary of the Subordinated Debt (including the Existing Subordinate Debt); provided, however, that all such Subordinated Debt (inclusive of the Existing Subordinated Debt) does not exceed an aggregate principal amount of U.S.$70,000,000 and shall be in compliance with the requirements of Section 7.14 of the U.S. Credit Agreement;

(c) the guarantee by the Borrower or any Material Subsidiary of any Contractual Obligation of any Material Subsidiary so long as such guarantee only guarantees not more than the percentage of such Contractual Obligation that equals the percentage of common equity owned directly or indirectly by the Borrower or any Material Subsidiary, as applicable, in such Material Subsidiary at the time such guaranty is executed;

(d) Indebtedness of the Parent evidenced by and/or arising out of the Falcon Seaboard Settlement Agreement;

(e) Indebtedness of any Material Subsidiary to the Borrower or any other Material Subsidiary or any Indebtedness permitted pursuant to Section 7.1(e) of the U.S. Credit Agreement;

(f) Indebtedness outstanding on the date hereof listed on Schedule 7.1 to the U.S. Credit Agreement and any refinancings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(g) Indebtedness of a Person which becomes a Subsidiary of the Parent after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Parent or a Subsidiary of the Parent, no Default or Event of Default shall have occurred and be continuing; provided that all Indebtedness incurred under this clause (g), together with all Indebtedness incurred pursuant to clause (m) below, does not exceed U.S.$10,000,000 in the aggregate;

(h) endorsements of negotiable instruments for collection in the ordinary course of business;

(i) Indebtedness consisting of performance bonds or surety or appeal bonds provided by the Parent or any Subsidiary of the Parent in the ordinary course of business;

(j) Non-Recourse Debt in an aggregate amount outstanding at any time not to exceed U.S.$2,000,000;

(k) Hedging Obligations existing or arising under Oil and Gas Hedge Transactions to the extent such Oil and Gas Hedge Transactions are not prohibited by Section 7.11 of the U.S. Credit Agreement;

(l) Indebtedness constituting “Permitted Investments” under the U.S. Credit Agreement;

(m) Indebtedness incurred to finance the acquisition, construction or improvement of fixed or capital assets (including, without limitation, Capital Lease Obligations) secured by Liens permitted by subsection (q) of the definition of “Permitted Encumbrances” contained herein; provided that all Indebtedness incurred under this clause (m), together with all Indebtedness incurred pursuant to clause (g) above, does not exceed U.S.$10,000,000 in the aggregate; and

(n) Indebtedness in an aggregate amount outstanding at any time not to exceed U.S.$5,000,000;

provided, that, the Borrower may not incur any new Indebtedness (other than (i) the renewal, extension, refinancing or replacement of the Existing Subordinate Debt and (ii) Guarantees by any Subsidiaries thereof to the extent the same is incurred in accordance with Section 7.14 of the U.S. Credit Agreement) described in clauses (b), (g), (j) and (k) above at any time that a Default, Event of Default, Global Borrowing Base Deficiency or U.S. Borrowing Base Deficiency has occurred and is continuing.

For the avoidance of doubt, to the extent any Indebtedness could be attributable to more than one subsection of this Section 7.1, the Borrower or any other Loan Party may categorize all or any portion of such Indebtedness to any one or more subsections of this Section 7.1 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Indebtedness be deemed to utilize or be attributable to more than one subsection of this Section 7.1.

SECTION 7.2 Negative Pledge. The Borrower will not, nor will the Borrower permit any other Loan Party to, create, assume or suffer to exist any Lien on any of their respective assets, other than Permitted Encumbrances. Subject to Sections 9-406 through 9-409 of the Uniform Commercial Code as amended and in effect from time to time, the Borrower will not, nor will the Borrower permit any other Loan Party to, create, assume or suffer to exist or enter into or become bound by any agreement (other than this Agreement and the other Combined Loan Documents or pursuant to agreements creating purchase money security interests or governing Capital Lease Obligations, in each case to the extent the same are permitted pursuant to the Combined Loan Documents) that prohibits or otherwise restricts the right of the Borrower or any other Loan Party to create, assume or suffer to exist any Lien on any of their respective assets in favor of the Global Administrative Agent for the ratable benefit of Lenders.

SECTION 7.3 Amendments to Organizational Documents. The Borrower will not, nor will the Borrower permit any other Loan Party to, enter into or permit any modification or amendment of, or waive any material right or obligations of any Person under, its Organic Documents (other than amendments, modifications and waivers which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

SECTION 7.4 Use of Proceeds. The proceeds of the Loans and Letters of Credit will not be used for any purpose other than in the manner described in Section 3.13.

SECTION 7.5 Transactions with Affiliates. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than Borrower or any Subsidiary of Borrower), except for Permitted Investments or unless such transaction is on material terms and conditions materially as favorable to such party as could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 7.6 Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its Fiscal Year.

SECTION 7.7 Change in Business. The Borrower will not, nor will the Borrower permit any other Loan Party to, engage in any business other than the businesses described in Section 3.10 hereof.

ARTICLE VIII

Events of Default

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay when due any principal on any Loan (including BA Loans) or shall fail to pay when due any reimbursement obligation in respect of any Bankers’ Acceptance;

(b) the Borrower shall fail to pay when due accrued interest on any Loan (including BA Loans and Bankers’ Acceptances), or any reimbursement obligation made under any Letter of Credit or any fees or any other amount payable hereunder, and such failure shall continue for a period of three (3) Business Days following the due date thereof;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in Article VI, Article VII or Section 5.12 (as it relates to Article VII of the U.S. Credit Agreement) of this Agreement;

(d) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referenced in Sections 8.1(a), (b) and (c)) and such failure continues for a period of thirty (30) days after the earlier of (i) the date any Authorized Officer of any Loan Party acquires knowledge of such failure, or (ii) written notice of such failure has been given to any Loan Party by Global Administrative Agent or any Lender;

(e) any representation, warranty, certification or statement made or deemed to have been made by any Loan Party in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Combined Loan Document shall prove to have been incorrect in any material respect when made;

(f) any Loan Party shall fail to make one or more payments when due on any Indebtedness of such Person (including, without limitation, any payment due under a Hedging Agreement, but excluding any payment due under any Combined Loan Document) in a principal amount equal to or greater than U.S.$5,000,000 individually or $10,000,000 in the aggregate beyond any applicable grace period provided with respect thereto which shall continue uncured or unwaived, or any other event or condition shall occur and be continuing which event or condition (i) results in the acceleration of the maturity of any such Indebtedness, or (ii) entitles the holder of such Indebtedness to accelerate the maturity thereof;

(g) any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate or other similar Governmental Rule now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due or shall admit to any of the circumstances, facts or events in clause (g) or (h) of this Section 8.1, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against any Loan Party seeking liquidation, reorganization, dissolution, winding up, or other similar relief (including re-composition or readjustment) with respect to it or its debts under any bankruptcy, insolvency, corporate or other similar Governmental Rule now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed, undischarged, unbonded or unstayed for a period of sixty (60) consecutive days; or an order for relief shall be entered against any Loan Party under the Bankruptcy and Insolvency Act (Canada) or other similar Governmental Rules as now or hereafter in effect;

(i) one (1) or more final judgments or orders (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage and a copy of such acknowledgement has been delivered to the Global Administrative Agent) for the payment of money aggregating in excess of U.S.$2,000,000 shall be rendered against any Loan Party and such judgment or order shall continue unsatisfied or unstayed for sixty (60) days;

(j) [reserved];

(k) this Agreement or any other Combined Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party, or any Loan Party shall deny that it has any further liability or obligation under any of the Combined Loan Documents to which it is a party, or any Lien created by the Combined Loan Documents shall for any reason (other than the release thereof in accordance with the Combined Loan Documents) cease to be a valid, first priority, perfected Lien (subject only, with respect to priority, to Permitted Encumbrances other than those of the type described in clause (g) of the definition thereof) upon any of the Collateral purported to be covered thereby;

(l) any circumstance or event shall occur that has had since December 31, 2003, or that would reasonably be expected to have a Material Adverse Effect with respect to the Borrower and its Subsidiaries, taken as a whole;

(m) a Change of Control shall occur;

(n) a “Default” or “Event of Default” (each as defined in the Subordinated Note Purchase Agreement) shall occur and be continuing;

(o) any Subordinate Noteholder or Subordinate Note Collateral Agent shall (i) default in the observance or performance of any obligation to be observed or performed by such party under Article XVI of the Subordinated Note Purchase Agreement or that certain Shared Possessory Collateral Letter Agreement dated of even date herewith, by and among the Global Administrative Agent, Parent, and BNP Paribas as “Subordinate Note Collateral Agent”, (ii) breach any representation or warranty made by such party in Article XVI of the Subordinated Note Purchase Agreement in any material respect, or (iii) assert in writing that any provision of Article XVI of the Subordinated Note Purchase Agreement is not valid, binding and enforceable against any such party; provided that if such default, breach, repudiation, or assertion is appropriately cured, waived or retracted to the satisfaction of the Global Administrative Agent, then such default, breach, repudiation or assertion shall no longer constitute a Default or an Event of Default, respectively, under this Agreement;

(p) any “Default” or “Event of Default” as defined in the U.S. Loan Documents shall occur; provided that if such “Default” or “Event of Default” is cured or waived under the U.S. Loan Documents, then such “Default” or “Event of Default” shall no longer constitute a Default or an Event of Default, respectively, under this Agreement; or

(q) any Guarantor fails to make payment under the Guaranty executed by such Guarantor in accordance with the terms thereof; or any Guaranty is for any reason (other than satisfaction in full of all Combined Obligations and the termination of the Commitments and the U.S. Commitments) partially or wholly revoked or invalidated, or otherwise ceases to be in full force and effect in any material respect, or any Guarantor or any other Loan Party contests in any manner the validity or enforceability thereof or denies that such Guarantor has any further liability or obligation thereunder.

SECTION 8.2 Action if Bankruptcy. If any of the Events of Default specified in Section 8.1(g) or (h) shall occur, then without any notice to any Loan Party or any other act by the Global Administrative Agent or Lenders, the Global Commitments and Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations hereunder shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by the Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.3 Action if Other Event of Default. If any of the Events of Default (other than any Event of Default specified in Section 8.1(g) or (h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Lenders may, by notice to the Borrower, declare (a) the Global Commitments and Commitments (if not theretofore terminated) to be terminated and/or (b) all of the outstanding principal amount of the Loans (including BA Loans and Bankers’ Acceptances) and all other Obligations hereunder to be due and payable, whereupon the Global Commitments and Commitments shall terminate and the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby waived by the Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

ARTICLE IX

Agents

Each of the Lenders, the Issuing Banks and the other Agents hereby irrevocably appoints Bank One, NA, as the Global Administrative Agent, Bank One, NA, Canada Branch, as the Canadian Administrative Agent, BNP Paribas and Bank of America, N.A., as Co-Global Syndication Agents, and Fortis Capital Corp. and The Bank of Nova Scotia, as Co-Global Documentation Agents, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise following its receipt of written instructions from the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Related Parties in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Global Administrative Agent, the Canadian Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Global Administrative Agent, the Canadian Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Global Administrative Agent, the Canadian Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Global Administrative Agent or Canadian Administrative Agent as provided in this paragraph, the Global Administrative Agent or Canadian Administrative Agent may resign at any time by notifying the Combined Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent and the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders, with such consent of the Parent and the Borrower (unless an Event of Default has occurred and is continuing), and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent or the retiring Canadian Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent or retiring Canadian Administrative Agent may, with the consent of the Parent and the Borrower (unless an Event of Default has occurred and is continuing) on behalf of the Combined Lenders and the Issuing Banks, appoint a successor Global Administrative Agent or successor Canadian Administrative Agent, respectively, which shall be a commercial bank organized under the laws of the United States of America or the laws of Canada, respectively, having combined capital and surplus of at least U.S.$100,000,000, or an Affiliate of any such bank. Upon the acceptance of its appointment as Global Administrative Agent or Canadian Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent or retiring Canadian Administrative Agent, as the case may be, and the retiring Global Administrative Agent or retiring Canadian Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 10.12). The fees payable by the Borrower to a successor Global Administrative Agent or successor Canadian Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Global Administrative Agent’s or Canadian Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Global Administrative Agent or retiring Canadian Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent or the Canadian Administrative Agent, respectively.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the

Intercreditor Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each of the Lenders, for itself and on behalf of any of its Affiliates, and the Issuing Banks hereby irrevocably appoints the Global Administrative Agent and the Canadian Administrative Agent to act as its agent under the Intercreditor Agreement and authorizes the Global Administrative Agent and the Canadian Administrative Agent to execute the Intercreditor Agreement on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Global Administrative Agent or the Canadian Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

ARTICLE X

Miscellaneous

SECTION 10.1 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(1)	if to the Borrower, to:

MGV Energy Inc.

One Palliser Square, Suite 2000

125-9th Avenue, SE

Calgary, Alberta T2G OP8 Canada

Attention: Chief Financial Officer

Telephone: (403) 537-2455

Telecopy: (403) 262-6115

  with a copy to:

Quicksilver Resources Inc.

777 West Rosedale Street

Suite 300

Fort Worth, Texas 76104

Attention: MarLu Hiller

Telephone: (817) 665-4866

Telecopy: (817) 665-5016

Email: mhiller@qrinc.com

(2) if to the Global Administrative Agent, to:

Bank One, NA

1 Bank Plaza, Suite IL1-0010

Chicago, Illinois 60670

Attention: Mattie Reed

Telephone: (312) 385-7069

Telecopy: (312) 385-7096

Email: mattie_flournoy@bankone.com

and, with respect to non-Borrowing related matters, with a copy to:

Bank One, NA

1717 Main Street, 4th Floor

TX1-2448 Dallas, Texas 75201

Attention: J. Scott Fowler

Telephone: (214) 290-2162

Telecopy: (214) 290-2332

Email: scott_fowler@bankone.com

(3) if to the Canadian Administrative Agent, to:

Bank One, NA, Canada Branch

BCE Place

161 Bay Street, Suite 4240

Toronto, Ontario, M5J 2S1

Attention: Michael Tam

Telephone: (416) 365-5261

Telecopy: (416) 363-7574

Email: michael_n_tam@bankone.com

with a copy to:

Bank One, NA

1 Bank Plaza, Suite IL1-0010

Chicago, Illinois 60670

Attention: Mattie Reed

Telephone: (312) 385-7069

Telecopy: (312) 385-7096

Email: mattie_flournoy@bankone.com

and, with respect to non-Borrowing related matters, with a copy to:

Bank One, NA

1717 Main Street, 4th Floor

TX1-2448

Dallas, Texas 75201

Attention: J. Scott Fowler

Telephone: (214) 290-2162

Telecopy: (214) 290-2332

Email: scott_fowler@bankone.com

(4)	if to any other Agent or Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent, the Canadian Administrative Agent and the Borrower or as set forth in its Administrative Questionnaire; and

(5)	if to any U.S. Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent and the Parent or as set forth in its “Administrative Questionnaire” as defined in the U.S. Credit Agreement.

Upon receipt by the Canadian Administrative Agent thereof, the Global Administrative Agent shall promptly provide the Global Administrative Agent and the Borrower with a copy of each Lender’s Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Global Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender. The Global Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.2 Waivers; Amendments.

(a) No failure or delay by the Global Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Global Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Global Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any of the Combined Loan Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Required Lenders, or, in the case of any other Combined Loan Document, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties thereto and the Required Lenders or by the relevant Loan Parties thereto and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Global Commitment or Commitment of any Lender without the written consent of such Lender (other than, in the case of a Commitment of a Lender, pursuant to a reallocation in accordance with Section 2.1(c)), (ii) reduce, or otherwise release the Borrower from its obligation to pay, the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2, or Sections 2.7 or 2.10, or the definition of “Combined Lenders” or “Required Lenders” or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, U.S. Lenders, or Combined Lenders required to determine or redetermine the Global Borrowing Base or required to waive, amend or modify any rights of the Combined Lenders thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender, (vi) release any Loan Party from its Guaranty (except as expressly provided in such Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Combined Lender, (vii) except as expressly provided herein, in the Intercreditor Agreement or in the Security Documents (as defined herein and in the U.S. Credit Agreement), release all or any part of the Collateral from the Liens of the Security Documents (as defined herein and in the U.S. Credit Agreement), without the written consent of each Combined Lender, or (viii) amend or modify Section 2.1(c) without the written consent of each Combined Lender; provided further that no such agreement shall amend, waive, modify or otherwise affect the rights or duties of any Agent (as defined herein and in the U.S. Credit Agreement) or any Issuing Bank (as defined herein and in the U.S. Credit Agreement) without the prior written consent of such Agent (as defined herein and in the U.S. Credit Agreement) or such Issuing Bank (as defined herein and in the U.S. Credit Agreement), as the case may be; and provided further that the Global Administrative Agent shall have the right to execute and deliver any release of Lien (or other similar instrument) without the consent of any Lender to the extent such release is required to permit the Borrower or a Subsidiary to consummate a transaction permitted by this Agreement or the other Combined Loan Documents.

SECTION 10.3 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all legal, printing, recording, syndication, travel, advertising and other reasonable and substantiated out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates, including the reasonable and substantiated fees, charges and disbursements of counsel for the Agents and the Arranger (on a solicitor and his own client full indemnity basis), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the Loan Documents and each other document or instrument relevant to this Agreement or the Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) the filing, recording, refiling or rerecording of the Pledge Agreements and any other Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements and any other Security Documents, and (iv) all reasonable and substantiated out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender (on a solicitor and his own client full indemnity basis), reasonably incurred in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and substantiated out-of-pocket expenses reasonably incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY THE AGENTS, EACH ISSUING BANK, THE ARRANGERS AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (ON A SOLICITOR AND HIS OWN CLIENT FULL INDEMNITY BASIS), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE FINANCING TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY AN ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE

OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY AND RELEASE SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

(c) To the extent that the Borrower fails to pay any amount required to be paid by the Borrower to the Global Administrative Agent, the Canadian Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Global Administrative Agent, the Canadian Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Global Administrative Agent, the Canadian Administrative Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand is received by Borrower therefor.

SECTION 10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Global Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Global Commitment, Commitment and the Loans at the time owing to it) to any Person who is not a Foreign Lender; provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Borrower (unless an Event of Default has occurred and is continuing) and the Global Administrative Agent and the Canadian Administrative Agent (and, in the case of an assignment of all or a portion of a Global Commitment or Commitment or any Lender’s obligations in respect of its LC Exposure, the Issuing Banks) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld, conditioned or delayed), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Global Commitment, Commitment or Loans, the amount of the Global Commitment, Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be not less than U.S.$10,000,000 unless each of the Borrower (unless an Event of Default has occurred and is continuing), the Global Administrative Agent and the Canadian Administrative Agent otherwise consent, (iii) in the case of an assignment to a Lender, a Lender Affiliate, or an Approved Fund of an amount less than the entire remaining amount of the assigning Lender’s Global Commitment, Commitment or Loans, the amount of the Global Commitment, Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be not less than U.S.$5,000,000, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans in conformity with the Intercreditor Agreement, (v) the parties to each assignment shall execute and deliver to the Global Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500 to the Global Administrative Agent, (vi) the assignee, if it shall not be a Lender, shall deliver to the Global Administrative Agent an Administrative Questionnaire, (vii) after giving effect to any assignment under clause (ii), the assigning Lender shall have a Global Commitment of at least U.S.$10,000,000 and after giving effect to any assignment under clause (iii), the assigning Lender shall have a Global Commitment of at least U.S.$5,000,000, unless, in each case, each of the Borrower and the Global Administrative Agent otherwise consents, and (viii) any assignee Lender shall have the same Designation (which Designation may be changed in accordance with Section 2.1(c)) as the assigning Lender to the extent of the Global Commitment, Commitments and Loans so assigned by such assigning Lender; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18, 2.20 and 10.3 and be subject to the terms of Section 10.12). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Global Administrative Agent and the Canadian Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago and Toronto, respectively, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Global Commitment and Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Global Administrative Agent and the Canadian Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and will provide prompt written notice to the Borrower of the effectiveness of such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities which are entities in Canada for purposes of the Income Tax Act (Canada) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Global Commitment, Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 and 10.12 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank, the Arrangers or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Global Commitments and Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.18, 2.20, 10.3 and 10.12 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Global Commitments and Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.6 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and the Canadian Administrative Agent and when the Global Administrative Agent and the Canadian Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Agents, the Issuing Banks, the Lenders and their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of, the Borrower or any of its Subsidiaries against any and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, however, that any such set-off and application shall be subject to the provisions of Section 2.18 and the Intercreditor Agreement. As security for such obligations, the Borrower hereby grants to the Agents, each Issuing Bank and each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower and its Subsidiaries then or thereafter maintained with any of the Agents, such Issuing Bank and such Lenders. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND OF CANADA APPLICABLE THEREIN.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE PROVINCE OF ALBERTA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE GLOBAL ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE PROVINCE OF ALBERTA. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Confidentiality. In the event that a Loan Party provides to the Global Administrative Agent, the Canadian Administrative Agent or the Lenders confidential information belonging to such Loan Party or any of its Subsidiaries (whether before or after the date of this Agreement), then the Global Administrative Agent, the Canadian Administrative Agent and the Lenders shall thereafter use such information only in connection with, or as contemplated by, this Agreement, the other Combined Loan Documents and the transactions contemplated hereby and thereby and shall maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (a) are in the public domain due to no breach hereof by the Global Administrative Agent, the Canadian Administrative Agent or any of the Lenders, (b) hereafter become part of the public domain without the Global Administrative Agent, the Canadian Administrative Agent or the Lenders breaching their obligation of confidence to such Loan Party as required hereby or by any other Combined Loan Document, (c) are previously known by the Global Administrative Agent, the Canadian Administrative Agent or the Lenders from some source other than such Loan Party, (d) are hereafter developed by the Global Administrative Agent, the Canadian Administrative Agent or the Lenders without using such Loan Party’s information, (e) are hereafter obtained by or available to the Global Administrative Agent, the Canadian Administrative Agent or the Lenders from a third party who owes no obligation of confidence to such Loan Party with respect to such information, (f) are disclosed with such Loan Party’s consent, (g) must be disclosed either pursuant to any Governmental Rule or to Persons regulating the activities of the Global Administrative Agent, the Canadian Administrative Agent or the Lenders, or (h) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Global Administrative Agent, the Canadian Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public or chartered accountants, any legal counsel employed by such Person in connection with this Agreement or any other Combined Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Global Administrative Agent, the Canadian Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Global Administrative Agent, the Canadian Administrative Agent or the Lenders hereunder. Furthermore, this obligation of confidence shall not apply to, and each of the Agents and the Lenders (and each Person employed or retained by such Agents or Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Governmental Authority, without limitation of any kind, the tax treatment and tax structure of the Loan transactions contemplated by this Agreement and the other Combined Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Agent or Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains confidential information concerning such tax treatment or tax structure of the Loan transactions contemplated by this Agreement and the other the Combined Loan Documents as well as other information, this sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease four (4) years from the date the information was furnished, unless the Borrower or the Parent requests in writing at least thirty (30) days prior to the expiration of such four year period, to maintain the confidentiality of such information for an additional four (4) year period. The Borrower and each other Loan Party (by their acceptance of the benefits of this Section 10.12) hereby waive any and all other rights any of them may have to confidentiality as against the Global Administrative Agent, the Canadian Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 10.12 or Section 10.12 of the U.S. Credit Agreement.

SECTION 10.13 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower and the Guarantors to a Lender, any Issuing Bank or any Agent under this Agreement or any Combined Loan Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender, such Issuing Bank or Agent limiting rates of interest which may be charged or collected by such Lender, such Issuing Bank or Agent. Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender, any Issuing Bank or any Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document then, in that event, notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document, it is agreed as follows:

(i) the provisions of this Section shall govern and control;

(ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement or any Combined Loan Document or otherwise in connection with this Agreement or any Combined Loan Document by such Lender, such Issuing Bank or such Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender, each Issuing Bank and the Agents herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to the Borrower by such Lender, such Issuing Bank or such Agent (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

(iii) all sums paid, or agreed to be paid, to such Lender, such Issuing Bank or such Agent for the use, forbearance and detention of the indebtedness of the Borrower to such Lender, such Issuing Bank or such Agent hereunder or under any Combined Loan Document shall, to the extent permitted by laws applicable to such Lender, such Issuing Bank or such Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

(iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Combined Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Combined Loan Document and deemed interest under laws applicable to such Lender, such Issuing Bank or such Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, then the amount of interest and any such fees or compensation to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Combined Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Combined Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Combined Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Combined Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section) or thereof, as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and

(v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Combined Loan Documents) by such Lender, such Issuing Bank or such Agent would cause such Lender to charge the Borrower a criminal rate of interest, the Lenders, the Issuing Banks and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender, such Issuing Bank or such Agent, as applicable, and if received such affected Lender, such Issuing Bank or Agent will return such funds to the Borrower so that the rate of interest paid by the Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

Notwithstanding any provision herein to the contrary, in no event will the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable under this Agreement exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand will be deemed to have been made by mutual mistake of the Borrower, any Guarantor, the Lenders, the Issuing Bank and the Agent, as the case may be, and the amount of such excess payment or collection will be refunded to the Borrower or such Guarantor, as the case may be. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Global Administrative Agent will be prima facie evidence, for the purposes of such determination.

SECTION 10.14 [Reserved].

SECTION 10.15 Collateral Matters; Hedging Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to those Lenders or their Affiliates that are counterparties to the Hedging Agreements on a pro rata basis in respect of any Hedging Obligations of the Borrower or any of its Subsidiaries that are in effect at such time as such Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender; provided that it is the intention of the parties hereto that repayment of the Hedging Obligations of the Borrower and its Subsidiaries under any Hedging Agreement with a Combined Lender, or any Affiliate of a Combined Lender from realization of any Collateral shall be subject to the terms of the Intercreditor Agreement and Security Documents.

SECTION 10.16 Arranger; Co-Global Documentation Agents; Co-Global Syndication Agents; Other Agents. None of the Persons identified on the facing page or the signature pages of this Agreement as a “Co-Lead Arranger and Joint Bookrunner” or “Co-Global Documentation Agent” or “Co-Global Syndication Agent” or any other Agent (other than the Global Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Combined Loan Document other than, except in the case of the Arrangers, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arrangers, the Global Documentation Agents, the Global Syndication Agents or any other Agent shall have or be deemed to have any fiduciary relationship with any Lender, and none of the Global Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Global Documentation Agent, the Global Syndication Agent or any other Agent shall have or be deemed to have any fiduciary relationship with the Borrower or any of its Subsidiaries. The Borrower and each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the Co-Global Documentation Agents, the Co-Global Syndication Agents or any other Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Combined Loan Documents.

SECTION 10.17 Intercreditor Agreement; Security Documents. Each Lender on behalf of itself and any Affiliate which is a counterparty to a Hedging Agreement acknowledges and agrees that the Global Administrative Agent has entered into the Intercreditor Agreement and the Security Documents on behalf of itself, the other Agents, Lenders and Affiliates thereof that are parties to a Hedge Transaction, and each of them (by their signature hereto or acceptance of the benefits of the Security Documents) hereby agree to be bound by the terms of the Intercreditor Agreement and such Security Documents, acknowledge receipt of copies of the Intercreditor Agreement and such Security Documents (as well as the Subordinated Note Purchase Agreement) and consent to the rights, powers, remedies, indemnities and exculpations given to the Global Administrative Agent thereunder. For so long as the Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between this Agreement or any other Loan Document and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. In the event of any inconsistency between this Agreement and the terms of any other Loan Document (other than the Intercreditor Agreement), this Agreement shall control. Each Lender by its signature hereto agrees to its Designation as set forth on Schedule 2.1.

SECTION 10.18 [Reserved].

SECTION 10.19 Status as Senior Indebtedness. The Loans and other Obligations hereunder are “Senior Indebtedness” under the Subordinated Note Purchase Agreement.

SECTION 10.20 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MGV ENERGY INC., as Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BANK ONE, NA, as Global Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BANK ONE, NA, CANADA BRANCH, as Canadian Administrative Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BNP PARIBAS, as a Co-Global Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BNP PARIBAS (CANADA), as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Co-Global Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BANK OF AMERICA, N.A. (by its Canada branch), as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Co-Global Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

COMERICA BANK, CANADA BRANCH, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

TORONTO DOMINION BANK, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

BANK OF MONTREAL, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

SOCIETE GENERALE (CANADA), as a Lender

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

FORTIS CAPITAL CORP., as a Co-Global Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

EXHIBIT A

FORM OF NOTE

U.S. $	July 28, 2004

FOR VALUE RECEIVED, the undersigned, MGV ENERGY INC., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), promises to pay to the order of [NAME OF LENDER] (the “Lender”) on July 28, 2009 the principal sum of                                               U.S. DOLLARS (U.S. $                             ) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement dated as of July 28, 2004 (together with all amendments, restatements, supplements, renewals, extensions and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Borrower, the various financial institutions as are or may become parties thereto as lenders (including the Lender) (collectively, the “Lenders”), Bank One, NA, as global administrative agent (in such capacity together with any successors thereto, the “Global Administrative Agent”), Bank One, NA, Canada Branch, as Canadian administrative agent (in such capacity together with any successors thereto, the “Canadian Administrative Agent”), and the other agents party thereto.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Canadian Administrative Agent.

This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

Exhibit A – Page 1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND OF CANADA APPLICABLE THEREIN.

THIS WRITTEN NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

MGV ENERGY INC.

By:
Name:
Title:

Exhibit A – Page 2

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(continued)

(continued)

(continued)

EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A	Form of Note
Exhibit B-1	Form of Legal Opinion of General Counsel of Parent
Exhibit B-2	Form of Legal Opinion of McCarthy Tétrault LLP, Canadian counsel to Borrower
Exhibit B-3	Form of Legal Opinion of Jones Day, Texas counsel to Borrower
Exhibit B-4	Form of Legal Opinion of Loomis, Ewert, Parsley, Davis & Gotting, Michigan local counsel to Borrower
Exhibit B-5	Form of Legal Opinion of Marian McGrath Pearcy, Indiana local counsel to Borrower
Exhibit C	[Reserved]
Exhibit D	Form of Assignment and Acceptance
Exhibit E-1	Form of Borrowing Request
Exhibit E-2	Form of Interest Election Request
Exhibit F	Form of Parent Pledge Agreement and Irrevocable Proxy
Exhibit G	Form of Parent Guaranty
Exhibit H	Form of Debenture
Exhibit I	[Reserved]
Exhibit J	Form of Additional Lender Certificate
Exhibit K	Property Description
Exhibit L	Power of Attorney Terms - Bankers’ Acceptances
Exhibit M	Form of Bankers’ Acceptance Request
Exhibit N	Calculation of Net Proceeds of Bankers’ Acceptances
Exhibit O	Details of Issue of Bankers’ Acceptances

SCHEDULES:

Schedule 2.1	Global Commitments and Commitments

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